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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Service Corporation International

(Name of Registrant as Specified In Its Charter)

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Service Corporation International

Proxy Statement and 2004 Annual Meeting Notice

2004 Annual Meeting

Date: Thursday, May 13, 2004

Time: 10:00 a.m. Houston time
Place: Newmark Group Auditorium
American Funeral Service Training Center
415 Barren Springs Drive
Houston, Texas 77090

Service Corporation International

1929 Allen Parkway, P.O. Box 130548

Houston, Texas 77219-0548	April 9, 2004

Dear Shareholder,

As the owner of shares of Service Corporation International, please accept my invitation to attend the Company’s Annual Meeting. It is scheduled for Thursday, May 13, 2004, at 10:00 a.m. Houston time in the auditorium of the American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas. During the meeting, we will report on how our Company performed for its shareholders during 2003 and share with you our plans for the future. You will have an opportunity to ask questions, express your views, and meet members of SCI’s executive team and Board of Directors.

At this year’s meeting, we will present for your consideration Mr. Thomas L. Ryan and Dr. Malcolm Gillis as new candidates for election to the Board. Their nominations were recommended by our Nominating and Corporate Governance Committee and were endorsed by the entire Board. Mr. Ryan, as many of you know, has been President and Chief Operating Officer of SCI since 2002. Dr. Gillis serves as President of Rice University, a position he has held since 1993.

Mr. Ryan joined SCI in 1996 after spending more than eight years with the accounting firm of Coopers & Lybrand L.L.P. Before assuming his present responsibilities, he held a variety of financial and operational executive positions with the Company, including Chief Executive Officer of European Operations that produced more than $900 million in annual revenues. He is a graduate of the University of Texas-Austin, where he obtained a Bachelor of Business Administration degree.

Dr. Gillis is an internationally known leader and widely published author in the field of economics whose works include a leading economics textbook that was translated into five languages. His research and teaching have focused on fiscal reform and environmental policy, and his career has involved substantial service to his profession, governments, foundations, and hospitals. Before his appointment to the presidency of Rice University, he held professorships at Harvard and Duke Universities.

On behalf of the Board and our employees, I would like to express our appreciation for your continuing support. I look forward to greeting in person all shareholders who are able to attend our annual meeting.

Sincerely,

R. L. Waltrip
Chairman of the Board and Chief Executive Officer

Service Corporation International

1929 Allen Parkway, P.O. Box 130548
Houston, Texas 77219-0548

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 13, 2004

To Our Shareholders:

The Annual Meeting of Shareholders of Service Corporation International (“SCI” or the “Company”) will be held in the Newmark Group Auditorium, American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas at 10:00 a.m. Houston time on May 13, 2004 for the following purposes:

1.	To elect six nominees to the Board of Directors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as SCI’s independent accountants for the 2004 fiscal year.

3.	To consider and act on a proposal to amend and re-approve the Company’s Amended 1996 Incentive Plan.

4.	To transact such other business that may properly come before the meeting.

Only shareholders of record at the close of business on March 25, 2004 are entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares entitled to vote is required for a quorum.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience in order to ensure a quorum at the meeting. You can vote by signing, dating and returning the proxy card in the enclosed stamped envelope for which no additional postage is required if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

James M. Shelger
Senior Vice President, General Counsel and Secretary
Houston, Texas
April 9, 2004

(SERVICE CORPORATION INTERNATIONAL(R) LOGO)

Service Corporation International

1929 Allen Parkway

P.O. Box 130548
Houston, Texas 77219-0548

PROXY STATEMENT

Proxy Voting: Questions & Answers

Q: Who is entitled to vote?

A: Shareholders of record who held common stock of SCI at the close of business on March 25, 2004 are entitled to vote at the 2004 Annual Meeting. As of the close of business on that date, there were outstanding 304,093,761 shares of SCI common stock, $1.00 par value (“Common Stock”).

Q: What are shareholders being asked to vote on?

A: Shareholders are being asked to vote on the following items at the 2004 Annual Meeting:

•	Election of six nominees to the Board of Directors;

•	Ratification of PricewaterhouseCoopers LLP as SCI’s independent accountants for the fiscal year 2004; and

•	Amendment and re-approval of the Amended 1996 Incentive Plan.

The Company will also transact such other business as may properly come before the meeting. The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the 2004 Annual Meeting is required for approval of each of the proposals.

Q: How do I vote my shares?

A: If you held Common Stock as a registered shareholder at the close of business on March 25, 2004, you can either vote by mail or in person at the Annual Meeting.

Q: What if I want to vote in person at the Annual Meeting?

A: The Notice of Meeting provides details of the date, time and place of the 2004 Annual Meeting, if you wish to vote in person.

Q: What if I’d rather vote by mail?

A: If you wish to vote by mail, simply sign and date the enclosed proxy and return it in the pre-stamped envelope provided. Each valid proxy received by the close of business on May 12, 2004 will be voted at the Annual Meeting by the persons named on the proxy card and in accordance with your instructions. If you complete and submit a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors.

Q: How does the Board of Directors recommend voting?

A: The Board of Directors recommends voting:

•	FOR each of the six nominees to the Board of Directors. Biographical information for each nominee is outlined in this Proxy Statement under “Election of Directors”;

•	FOR ratification of PricewaterhouseCoopers LLP as SCI’s independent accountants for the fiscal year 2004; and

•	FOR amendment and re-approval of the Amended 1996 Incentive Plan.

Although the Board of Directors does not contemplate that any nominee will be unable or unwilling to serve, if such a situation arises, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the Board.

Q: If I give my proxy, how will my stock be voted on other business brought up at the Annual Meeting?

A: By submitting your proxy card, you authorize the persons named on the proxy card to use their discretion in voting on any other matter properly brought before the Annual Meeting. At the date hereof, SCI does not know of any other business to be considered at the Annual Meeting.

Q: Why is it important to send in my proxy card so that it is received on or before May 12, 2004?

A: The Company cannot conduct business at the Annual Meeting unless a quorum is present. A quorum will only be present if a majority of the outstanding shares of SCI common stock as of March 25, 2004 is present at the meeting in person or by proxy. It is for this reason that we urge you to send in your completed proxy card(s) as soon as possible, so that your shares can be voted even if you cannot attend the meeting.

Q: Can I revoke my proxy once I have given it?

A: Yes. The enclosed proxy, even though executed and returned, may be revoked any time prior to the time that it is voted at the Annual Meeting by a later-dated proxy or by written notice of revocation filed with the Secretary, James M. Shelger . Alternatively, you can attend the Annual Meeting, revoke your proxy in person, and vote at the meeting itself.

Q: How will the votes be counted?

A: Holders of SCI common stock are entitled to one vote per share on each matter considered at the Annual Meeting. In the election of directors, a shareholder has the right to vote the number of his or her shares for as many persons as there are to be elected as directors. Shareholders do not have the right to cumulate votes in the election of directors. Abstentions are counted towards the calculation of a quorum. An abstention has the same effect as a vote against a proposal, or in the case of the election of directors, as shares to which voting power has been withheld.

Q: What if my SCI shares are held through a bank or broker?

A: If your shares are held through a broker or bank, you will receive voting instructions from your bank or broker describing how to vote your stock. A “broker non-vote” refers to a proxy that votes on one matter, but indicates that the holder does not have the authority to vote on other matters. Broker non-votes will have the following effects at our Annual Meeting: for purposes of determining whether a quorum is present, a broker non-vote is deemed to be present at the meeting; for purposes of the election of directors and other matters to be voted on at the meeting, a broker non-vote will not be counted.

Q: How does a shareholder communicate with the Board of Directors, committees or individual directors?

A: Any shareholder may communicate with the Board of Directors, any committee of the Board, or any director, by sending written communications addressed to the Board of Directors of Service Corporation International, a Board committee or such individual director or directors, c/o Corporate Secretary, Service Corporation International, 1929 Allen Parkway, Houston, TX 77019. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors (or other addressee) at the next regular Board meeting.

Q: What is the Company’s Web address?

A: The SCI home page is www.sci-corp.com. At the website, the following information will be available for viewing on or before May 13, 2004. This information will be available in print to any shareholder who requests it.

•	Bylaws of SCI

•	Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

•	Corporate Governance Guidelines

•	Principles of Conduct and Ethics for the Board of Directors

•	Code of Conduct and Ethics for Officers and Employees

This Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card are first being mailed to shareholders beginning on or about April 9, 2004.

ELECTION OF DIRECTORS

The Board of Directors consists of twelve members and is divided into three classes, each with a staggered term of three years. At this year’s Annual Meeting, shareholders will be asked to elect six directors to the Board, which will increase the Board to fourteen members. Four of these will be elected for three-year terms expiring in 2007, and two will be elected for a one-year term expiring in 2005. Set forth below are profiles for each of the six candidates nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election by shareholders at this year’s Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING NOMINEES.

ALAN R. BUCKWALTER, III
Age: 57                   Director Since: 2003 Term Expires: 2007

Mr. Buckwalter retired in 2003 as Chairman of J.P. Morgan Chase Bank, South Region after a career of over 30 years in banking that involved management of corporate, commercial, capital markets, international, private banking and retail departments. He served as head of the Banking Division and Leveraged Finance Unit within the Banking and Corporate Finance Group of Chemical Bank and Chairman and CEO of Chase Bank of Texas. Mr. Buckwalter has attended executive management programs at Harvard Business School and the Stanford Executive Program at Stanford University. He is also an avid community volunteer, serving on the Boards of Texas Medical Center, the American Red Cross (Houston chapter), and St. Luke’s Episcopal Health System. He also Chairs the Board of Trustees of Texas Southern University Foundation.

SCI Common Shares Beneficially Owned(1): 19,445
Other Directorships Currently Held: Plains Exploration and Production Company

S. MALCOLM GILLIS
Age: 63                   Director Since: New Candidate Term Expires: 2005

Malcolm Gillis, Ph.D., is the President of Rice University, a position he has held since 1993. He is an internationally respected academician and widely published author in the field of economics with major experience in fiscal reform and environmental policy. Dr. Gillis has held professorships at Harvard and Duke Universities, and has served as a consultant to numerous U.S. agencies and foreign governments. Additionally, he has held memberships in many national and international committees, boards, and advisory councils. He holds Bachelor’s and Master’s degrees from the University of Florida and a Doctorate from the University of Illinois.

SCI Common Shares Beneficially Owned: None
Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

B. D. HUNTER
Age: 74                   Director Since: 1986 Term Expires: 2007

Since February, 2000, Mr. Hunter has served as Vice-Chairman of SCI. His career in the funeral industry began in 1955, when Mr. Hunter began work with an advertising and public relations firm specializing in the funeral industry. He purchased the firm, expanded its services into a full line management consulting firm for the funeral industry and built its client base to over 1,700 of the larger funeral homes in North America. Mr. Hunter later formed a company that became the largest funeral supply company and the second largest casket company in North America. He also established a preneed funeral program that became one of the largest at that time in North America. Mr. Hunter purchased, developed and sold numerous other companies, including a number of health care manufacturing companies, retirement centers and nursing homes. For more than five years prior to February 2002, Mr. Hunter had been the Chairman of Huntco, Inc., an intermediate steel processor, and was also its Chief Executive Officer prior to May 2000. In February 2002, Huntco, Inc. filed a petition for bankruptcy under Chapter 11 during a severe downturn in the steel industry. Mr. Hunter served as a member of the Listed Company Advisory Committee of the New York Stock Exchange from 1997 to 2000.

SCI Common Shares Beneficially Owned(1): 2,612,717 (2)
Other Directorships Currently Held: Cash America International, Inc.

VICTOR L. LUND
Age: 56                   Director Since: 2000 Term Expires: 2007

Since May 2002, Mr. Lund has served as Chairman of the Board of Mariner Healthcare, Inc. From 1999 to 2002, he served as Vice Chairman of the Board of Albertsons, Inc. prior to which he had a 22-year career with American Stores Company in various positions, including Chairman of the Board and Chief Executive Officer, Chief Financial Officer and corporate controller. Prior to that time, Mr. Lund was a practicing audit CPA for five years, held a CPA license and received the highest score on the CPA exam in the State of Utah in the year that he was licensed. He also holds an MBA and a BA in Accounting.

SCI Common Shares Beneficially Owned(1): 50,801
Other Directorships Currently Held: Mariner Healthcare, Inc., Borders Group Inc. and NCR Corporation

JOHN W. MECOM, JR.
Age: 64                   Director Since: 1983 Term Expires: 2007

Mr. Mecom has been involved in the purchase, management and sale of business interests in a variety of industries. He has owned and managed over 500,000 acres of surface and mineral interests throughout the U.S. He has been involved in the purchase, renovation, management and sale of luxury hotels in the U.S., Peru and Mexico. He purchased the New Orleans Saints NFL team in 1967 and sold his interest in 1985. He is currently Chairman of the John W. Mecom Company, principal owner of John Gardiner’s Tennis Ranch and Chairman of the Board and principal owner of Rhino Pak (a contract blender and packer for the petroleum industry).

SCI Common Shares Beneficially Owned(1): 40,457
Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 2,400,000 shares which may be acquired by Mr. Hunter upon exercise of stock options exercisable within 60 days of March 25, 2004.

THOMAS L. RYAN
Age: 38                   Director Since: New Candidate Term Expires: 2005

Mr. Ryan is President and Chief Operating Officer of SCI. He joined the Company in June 1996 and subsequently served in a variety of financial management roles until November 2000, when he was promoted to Chief Executive Officer of European Operations based in Paris, France. In July, 2002, Mr. Ryan was appointed President and Chief Operating Officer. Prior to joining SCI, Mr. Ryan was a certified public accountant with Coopers & Lybrand L.L.P. for more than eight years. Mr. Ryan holds a Bachelor of Business Administration degree from the University of Texas-Austin.

SCI Common Shares Beneficially Owned(1): 555,445 (2)
Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 442,499 shares which may be acquired by Mr. Ryan upon exercise of stock options exercisable within 60 days of March 25, 2004.

The following are profiles of the other eight directors currently serving on the Board of SCI:

R. L. WALTRIP
Age: 73                   Director Since: 1962 Term Expires: 2006

Mr. Waltrip is the founder, Chairman and Chief Executive Officer of SCI. A licensed funeral director, Mr. Waltrip grew up in his family’s funeral business and assumed management of the firm in the 1950s. He began buying additional funeral homes in the 1960s, achieving cost efficiencies by pooling their resources. Since that time, he has grown SCI to a network of more than 1,800 funeral service locations, cemeteries and crematoria now operating in seven countries. Mr. Waltrip took SCI public in 1969. He has provided leadership to the Company for over 40 years.

SCI Common Shares Beneficially Owned(1): 8,920,094 (2)
Other Directorships Currently Held: None

Anthony L. Coelho
Age: 61                   Director Since: 1991 Term Expires: 2006

Mr. Coelho was a member of the U.S. House of Representatives from 1978 to 1989. After leaving Congress, he joined Wertheim Schroder & Company, an investment banking firm in New York and became President and CEO of Wertheim Schroder Financial Services. From October 1995 to September 1997, he served as Chairman and CEO of ETC w/tci, an education and training technology company that he established and subsequently sold. He served as general chairman of the presidential campaign of former Vice President Al Gore from April 1999 until June 2000. Since 1997, Mr. Coelho has worked independently as a business and political consultant. Mr. Coelho also served as Chairman of the President’s Committee on Employment of People with Disabilities from 1994 to 2001.

SCI Common Shares Beneficially Owned(1): 72,999
Other Directorships Currently Held: Cyberonics, Inc., Cadiz, Inc. and Universal Access Global Holdings Inc.

JACK FINKELSTEIN
Age: 76                   Director Since: 1965 Term Expires: 2005

Mr. Finkelstein was instrumental in providing “seed” money in the earliest days of SCI, then known as Southern Capital Company. He is President of JFT Oil Company (a small independent oil producer) and Jeftee Quarter Horses (a corporation engaged in the breeding, training and competition of cutting horses). He is President of the Finkelstein Foundation and he oversees several of his family’s trusts as trustee or co-trustee. Earlier in his career, Mr. Finkelstein was an investment counselor with Shearson Hammill and Company which, through a series of mergers, was later acquired by other New York Stock Exchange entities.

SCI Common Shares Beneficially Owned(1): 293,576
Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 7,285,169 shares which may be acquired by Mr. R. L. Waltrip upon exercise of stock options exercisable within 60 days of March 25, 2004.

A. J. FOYT, JR.
Age: 69                   Director Since: 1974 Term Expires: 2006

Mr. Foyt achieved prominence as a racing driver who was the first four-time winner of the Indianapolis 500. His racing career spanned four decades and three continents — North America, Europe and Australia. Since his retirement from racing in 1994, Mr. Foyt has engaged in a variety of commercial and entrepreneurial ventures. He is the President and owner of A. J. Foyt Enterprises, Inc. (assembly, exhibition and competition with high-speed engines and racing vehicles), and has owned and operated car dealerships that bear his name. He has also been involved in a number of commercial real estate investment and development projects, and has served as a director of a Texas bank.

SCI Common Shares Beneficially Owned(1): 104,886
Other Directorships Currently Held: None

JAMES H. GREER
Age: 77                   Director Since: 1978 Term Expires: 2005

Mr. Greer is the Chairman of Greer Capital Corporation (an investment company) as well as the President of two companies involved in real estate and commercial real estate development and management. From 1985 to 2001, he served as Chairman of two entrepreneurial companies, Shelton W. Greer (roof deck contracting) and Vermiculite Products (lightweight aggregate processing and sales). Mr. Greer has also served on the boards of directors of over ten companies at various points in his career, including five banks and several entrepreneurial ventures, as well as the Board of Regents of the University of Houston.

SCI Common Shares Beneficially Owned(1): 103,272
Other Directorships Currently Held: AmeriCredit Corporation

CLIFTON H. MORRIS, JR.
Age: 68                   Director Since: 1990 Term Expires: 2005

Mr. Morris has been Executive Chairman of AmeriCredit Corp. (financing of automotive vehicles) since July 2000, previously having served as Chief Executive Officer and President of that company. Previously, he served as Chief Financial Officer of Cash America International, prior to which he owned his own public accounting firm. He is a certified public accountant with 41 years of certification, a Lifetime Member of the Texas Society of Certified Public Accountants and an Honorary Member of the American Institute of Certified Public Accountants. Mr. Morris was instrumental in the early formulation and initial public offerings of SCI, Cash America International and AmeriCredit Corp., all of which are now listed on the New York Stock Exchange. From 1966 to 1971, he served as a Vice President in treasury or financial positions at SCI, returning to serve on the Company’s Board of Directors in 1990. Mr. Morris was named 2001 Business Executive of the Year by the Fort Worth Business Hall of Fame. He is also an avid community volunteer, having served on the Community Foundation of North Texas, Fort Worth Chamber of Commerce and Fort Worth Country Day School.

SCI Common Shares Beneficially Owned(1): 84,485
Other Directorships Currently Held: Cash America International, Inc.

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

W. BLAIR WALTRIP
Age: 49                   Director Since: 1986 Term Expires: 2005

Mr. Waltrip held various positions with SCI from 1977 to 2000, including serving as vice president of corporate development, senior vice president of funeral operations, executive vice president of SCI’s real estate division, Chairman and CEO of Service Corporation International (Canada) Limited (a subsidiary taken public on The Toronto Stock Exchange) and Executive Vice President of SCI. Mr. Waltrip’s experience has provided him with knowledge of almost all aspects of the Company and its industry with specific expertise in North American funeral/cemetery operations and real estate management. Since leaving SCI in 2000, Mr. Waltrip has been an independent investor, primarily engaged in overseeing family and trust investments. Mr. Waltrip is the son of SCI’s founder, R. L. Waltrip.

SCI Common Shares Beneficially Owned(1): 2,426,460 (2)
Other Directorships Currently Held: Sanders Morris Harris Group Inc.

EDWARD E. WILLIAMS
Age: 58                   Director Since: 1991 Term Expires: 2006

Dr. Williams holds the Henry Gardiner Symonds Chair (an endowed professorship) and is Director of the Entrepreneurship Program at the Jesse H. Jones Graduate School of Management at Rice University, where he teaches classes on entrepreneurship, value creation, venture capital investing, business valuations, leveraged buyouts and the acquisition of existing concerns. He has been involved in starting, buying and selling several hundred companies. Dr. Williams has been named by Business Week as the Number Two Entrepreneurship Professor in the United States. Dr. Williams holds a PhD with specialization in Finance, Accounting and Economics. He has taught finance, accounting, economics and entrepreneurship at the graduate level, has written numerous articles in finance, accounting, economics and entrepreneurship journals, has taught courses in financial statement analysis and continues to do academic research in his areas of specialty. He is the author of over 40 articles and eight books on business planning, entrepreneurship, investment analysis, accounting and finance.

SCI Common Shares Beneficially Owned(1): 212,785
Other Directorships Currently Held: EQUUS II Incorporated

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 410,000 shares which may be acquired by Mr. W. Blair Waltrip upon exercise of stock options exercisable within 60 days of March 25, 2004.

Board Composition and Meetings

The Board of SCI is comprised of a majority of independent directors. The Audit, Compensation and Nominating and Corporate Governance Committees of the Board are all comprised entirely of directors who are independent within the meaning of Securities and Exchange Commission regulations and the listing standards of the New York Stock Exchange. The Board of Directors held four meetings in 2003. Each Board member attended at least 75% of the total number of meetings of the Board and Board committees on which he served. Although the Board does not have a policy on director attendance at annual meetings, eleven Board members attended the Company’s 2003 Annual Meeting of Shareholders.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the shareholder considers appropriate. To be considered, the written recommendation from a shareholder must be received by the Company’s Corporate Secretary at least 120 calendar days prior to the date of the Company’s Proxy Statement for the prior year’s Annual Meeting of Shareholders.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee will consider the available information concerning the nominee, including the Committee’s own knowledge of the prospective nominee, and may seek additional information or an interview. If the Committee determines that further consideration is warranted, the Committee will then evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the prospective nominee’s integrity, character and accountability;

•	the prospective nominee’s ability to provide wise and thoughtful counsel on a broad range of issues;

•	the prospective nominee’s financial literacy and ability to read and understand financial statements and other indices of financial performance;

•	the prospective nominee’s ability to work effectively as part of a team with mature confidence;

•	the prospective nominee’s ability to provide counsel to management in developing creative solutions and in identifying innovative opportunities; and

•	the commitment of the prospective nominee to prepare for and attend meetings and to be accessible to management and other directors.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. After completing this process, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee. With regard to the current nominees, Dr. Gillis was recommended to the Nominating and Corporate Governance Committee by a non-management director and the chief executive officer.

Director Independence

In August 2003, the Board adopted its Corporate Governance Guidelines. The Guidelines incorporate the new director independence standards adopted by the New York Stock Exchange. The portion of the Guidelines addressing director independence is as follows:

“3.1 Board Independence

The majority of the Board of Directors of SCI will be comprised of independent directors, meaning directors who have no material relationship with SCI (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with SCI). In addition, the Audit, Compensation, and Nominating and Corporate Governance Committees of SCI will be comprised entirely of independent directors.

The Nominating and Corporate Governance Committee of SCI will review the independence of SCI’s directors on an ongoing basis to ensure that Board and Board committee composition is consistent with these principles and with the rules of the New York Stock Exchange and/or other applicable rules.”

Pursuant to the Guidelines, the Board undertook a review of director independence in February 2004. For this review, the Board considered the findings and recommendations of the Nominating and Corporate Governance Committee. The Board and the Committee considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Transactions” below.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the standards set forth in the Guidelines, with the exception of R. L. Waltrip, B. D. Hunter and W. Blair Waltrip. Messrs. R. L. Waltrip and Hunter are considered inside directors because of their employment as senior executives of the Company. Mr. W. Blair Waltrip is considered a non-independent director because he is the son of an executive officer, Mr. R. L. Waltrip. The Company believes that Dr. Gillis, when elected, will be an independent director based upon information he furnished. Since Mr. Ryan is a senior executive of the Company, he will not be considered an independent director upon election.

Board Committees

NAME OF COMMITTEE
AND MEMBERS	FUNCTIONS OF THE COMMITTEE

Audit Committee Victor L. Lund (Chair) Alan R. Buckwalter, III Jack Finkelstein Edward E. Williams Meetings In 2003 Six	• Assists the Board of Directors in overseeing the integrity of SCI’s financial reporting and the Company’s compliance with legal and regulatory requirements related to financial reporting, including oversight of the financial reporting process.

• Reviews the annual audited financial statements with SCI management and the independent accountants, including items noted under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any major issues regarding accounting principles and practices. This includes a review of analysis by management and by the independent accountants of any significant financial reporting issues and judgments made in the preparation of the financial statements, including the effect of alternative GAAP methods.
• Reviews SCI’s quarterly financial statements with management and the independent accountants prior to the release of quarterly earnings and the filing of quarterly reports with the SEC, including the results of the independent accountants’ reviews of the quarterly financial statements.

Board Committees (cont’d)

NAME OF COMMITTEE
AND MEMBERS	FUNCTIONS OF THE COMMITTEE

Audit Committee (Cont’d)	• Reviews with management and the independent accountants the effect of any major changes to SCI’s accounting principles and practices, as well as the impact of any regulatory and accounting initiatives on SCI’s financial statements.
• Oversees and reviews the performance of SCI’s internal audit function.
• Reviews the qualifications, independence and performance of the independent accountants annually and recommends the appointment or re-appointment of the independent accountants. The Audit Committee is solely responsible for the engagement, compensation and replacement, if appropriate, of the independent accountants.
• Meets regularly with the independent accountants without SCI management present. Reviews with the independent accountants any audit problems or difficulties and management’s responses to address these issues.
• Meets with SCI management to discuss any issues surfacing from this review as well as any other relevant issues.
• Meets with SCI management and the independent accountants to review SCI’s major financial risk exposures and steps management has taken to monitor and control such exposures.
• Reviews and discusses summary reports from SCI’s Careline, a toll-free number available to Company employees and customers to make anonymous reports of any complaints or issues regarding infringements of ethical or professional practice by any SCI employee regarding financial matters; discusses with SCI management actions taken in response to any significant issues arising from these summaries.
• Starting with fiscal year 2004, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee will also review reports relative to SCI’s systems of internal accounting, disclosure and financial controls leading up to the preparation of financial statements, including obtaining and reviewing at least once a year, a report by the independent accountants regarding management’s assertions on internal quality control procedures. The Audit Committee will review any material issues raised by the most recent internal quality control review or by any inquiry or investigation within the past five years, and any steps taken to deal with such issues.

Board Committees (cont’d)

NAME OF COMMITTEE
AND MEMBERS	FUNCTIONS OF THE COMMITTEE

Nominating and Corporate Governance Committee Anthony L. Coelho (Chair) Alan R. Buckwalter, III Victor L. Lund Clifton H. Morris, Jr. Edward E. Williams Meetings In 2003 Twelve	• Oversees the composition of the Board of Directors of SCI and the Board committees, including the process for identifying and recruiting new candidates for the Board, developing a re-nomination review process for current Board members and considering nominees recommended by shareholders in accordance with the Company’s bylaws.

• Makes recommendations to the full Board with respect to the nomination of candidates for Board membership and committee assignments for Board members, including the chairmanships of the Board committees.

• Provides leadership to the Board in the development of corporate governance principles and practices, including the development of Corporate Governance Guidelines and a Code of Business Conduct and Ethics.
• In conjunction with the full Board, oversees CEO succession planning and reviews succession plans for other SCI executives, including the development of both short-term (emergency) and long-term CEO succession plans, and leadership development planning. Monitors progress against these plans and reports to the full Board on this issue at least annually.
• Develops and leads the annual Board evaluation of the performance of the Chairman and CEO and presents the results of this evaluation to the full Board for discussion and approval.
• With outside assistance, when needed, makes recommendations to the full Board with respect to compensation for Board members.
• Oversees the development of orientation programs for new Board members in conjunction with SCI’s Chairman and CEO.
• Oversees continuing education sessions for SCI directors. This includes monitoring various director education courses offered by universities and other institutions, making recommendations to the Board as to which of these might be most useful to attend, and developing other education initiatives that may be practical and useful to Board members, including development of a program for Board member visits to SCI sites and facilities.
• Oversees and implements the annual process for assessment of the performance of SCI’s Board as a whole and of the Nominating and Corporate Governance Committee, and coordinates the annual performance assessment of the Compensation and Audit Committees. The first such assessment process was undertaken in 2003.
• The Committee Chair presides at executive sessions of non-management directors held during every SCI Board meeting.

Board Committees (cont’d)

NAME OF COMMITTEE
AND MEMBERS	FUNCTIONS OF THE COMMITTEE

Investment Committee Jack Finkelstein (Chair) Alan R. Buckwalter, III W. Blair Waltrip Edward E. Williams Meetings In 2003 Four	• Establishes guidelines and polices for the investment of trust funds held by independent trusts (the “Trusts”). The Trusts consist of funds collected by SCI relating to preneed funeral sales, to preneed cemetery merchandise and services sales and to cemetery perpetual care collections, in accordance with applicable state laws. These funds are then deposited with a financial institution (“Trustee”) qualified to do business within that state’s jurisdiction.
• Oversees the Trustees and whether the Trusts’ assets are prudently and effectively managed by the Trustees. The Investment Committee may replace a Trustee if it determines that the Trustee is not acting in the best interest of the Trust.
• Works in conjunction with the Investment Operating Committee of SCI, a committee comprised of senior SCI officers, which supports the Investment Committee by providing day-to-day oversight of the Trust funds. The Investment Committee’s policies are implemented through the Investment Operating Committee of SCI.
• Appoints an investment consultant (currently LCG Associates, Inc.) who reports directly to the Investment Operating Committee of SCI and the Trustees. The investment consultant screens and monitors performance of the mutual funds and investment managers; and makes recommendations to the Investment Operating Committee and Trustees relative to the engagement of mutual fund and/or investment managers. The investment consultant reviews the investment portfolios with the Investment Committee at least once a quarter. The information is then forwarded to the Trustees for their review.
• By law, the Trustees are ultimately responsible for all investment decisions. However, the Investment Committee recommends investment policies and guidelines, and the Investment Operating Committee recommends mutual fund and investment manager changes to the Trustees based on the advice of the investment consultant.

Compensation Committee Alan R. Buckwalter, III (Chair) Anthony L. Coelho James H. Greer John W. Mecom, Jr. Meetings In 2003 Four	• Oversees compensation programs for SCI’s executive officers with a view to ensuring that such programs are effective, responsible, competitive and aligned with SCI’s business strategy.

• Sets compensation for the Chairman and CEO of SCI, and reviews and approves compensation for all other SCI executive officers, including base salaries, short and long-term incentive compensation plans and awards and certain benefits.

• Oversees the design and implementation of incentive compensation and equity- based plans, including stock option and restricted stock awards. Conducts regular reviews of incentive compensation and equity-based plans, so as to create appropriate incentives for the achievement of individual and Company performance goals.

Board Committees (cont’d)

NAME OF COMMITTEE
AND MEMBERS	FUNCTIONS OF THE COMMITTEE

Compensation Committee (Cont’d)	• Determines appropriate individual and Company performance measures, including goals and objectives, to be used in reviewing performance for the purposes of setting compensation for the Chairman and CEO and other executive officers as well as appropriate peer group companies to review for comparative purposes with respect to compensation decisions.
• Presents recommendations to the Board with respect to any executive employment contracts for SCI’s officers, including the Chairman and CEO.
• Retains, as appropriate, compensation consultants to assist the Committee in fulfilling its responsibilities. The consultants report directly to the Committee, which has sole authority to approve the terms of their engagement, including their fees.

Executive Committee Robert L. Waltrip (Chair) Anthony L. Coelho Victor L. Lund Clifton H. Morris, Jr. Edward E. Williams Meetings In 2003 None	• Has authority to exercise many of the powers of the full Board between Board meetings.

• Is available to meet in circumstances where it is impractical to call a meeting of the full Board and there is urgency for Board discussion and decision-making on a specific issue.

Director Compensation

In May 2003, the Board of Directors acted upon the recommendation of the Nominating and Corporate Governance Committee and eliminated the payment of director fees to employee directors. Thus, directors who are not employees (outside directors) received the fees discussed below.

Annual Retainer

All outside directors receive an annual retainer of $70,000, which is paid either in Common Stock of SCI or, at each director’s option, deferred Common Stock equivalents. Common Stock is issued once a year on the date of the Annual Meeting of Shareholders, such that the amount of Common Stock or Common Stock equivalents issued on that day is equivalent to the cash value of the annual retainer. Accordingly, each outside director received 19,445 shares of Common Stock or deferred Common Stock equivalents in May 2003.

Meeting Fees

In addition to the Annual Retainer, all outside directors receive $10,000 for each Board meeting attended and receive a further attendance fee for each Committee meeting attended as follows: Audit Committee Chair $6,000, each other committee chair $5,000, Audit Committee members $4,000, and each other committee member $3,000. Directors may elect to defer all or any of these fees.

Directors’ Retirement Plan

Effective January 1, 2001, the Non-Employee Directors’ Retirement Plan was amended such that only years of service prior to 2001 will be considered for vesting purposes. Non-employee directors who served on the Board prior to that time and were participants in the plan are entitled to receive annual retirement benefits of $42,500 per year for ten years, subject to a vesting schedule, based on their years of Board service. Retirement benefits vest in 25% increments at the end of five, eight, eleven and fifteen years of credited service, except that the benefits vest completely in the event of death while the participant is still a member of the Board or in the event of a change of control of SCI (as defined in the plan).

Use of Company Aircraft

Each outside director is allowed to make personal use of Company aircraft for a maximum of 25 flight hours per year. The director must reimburse the Company for any such usage at an hourly rate pursuant to a time-sharing agreement governed by Federal Aviation Regulations. The Company also values such usage on the basis of IRS guidelines. To the extent that the IRS valuation exceeds the amount reimbursed to the Company by the director, the difference is treated as income imputed to the director, which for 2003 amounted to: $12,359 for Mr. Buckwalter, $10,757 for Mr. Foyt, $9,190 for Mr. Greer, $9,880 for Mr. Lund, $28,328 for Mr. Mecom, $29,362 for Mr. Morris, $6,739 for Mr. W. Blair Waltrip and $8,952 for Dr. Williams.

PERFORMANCE GRAPH

The following graph presents the Company’s cumulative shareholder return over the period from December 31, 1998 to December 31, 2003. The Common Stock of the Company is compared to the S&P 500 Index and to a peer group selected by the Company (the “Peer Group”). The graph assumes $100 is invested on December 31, 1998 in the Common Stock of the Company, the S&P 500 Index and the Peer Group Index. Investment is weighted on the basis of market capitalization. Total return data assumes the reinvestment of dividends.

The data source for the following graph is S&P Investment Services.

Comparison of Cumulative Shareholder Return

1998-2003

TOTAL SHAREHOLDER RETURNS

	1998	1999	2000	2001	2002	2003

SCI	100.00	18.69	4.71	13.44	8.94	14.52
S&P 500 Index	100.00	121.04	110.02	96.95	75.52	97.18
Peer Group Index	100.00	45.74	61.99	78.05	65.36	84.72

The Peer Group is comprised of Alderwoods Group, Inc., Carriage Services Inc., Hillenbrand Industries, Inc., Matthews International Corp., Rock of Ages Corporation and Stewart Enterprises, Inc. Alderwoods Group, Inc. is included from January 1, 2002, when it emerged from bankruptcy.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy and Objectives

SCI’s compensation philosophy, and that of the Compensation Committee, is that all compensation programs should serve to:

•	link pay and performance; and

•	attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives.

Components of compensation programs for SCI executives include base salaries, annual performance-based incentives and long-term incentives, details of which are outlined below. In 2003, SCI’s executive pay programs focused on cash-based incentive awards linked to key performance measures.

Base Salaries

Base salaries of executive officers listed in the summary compensation table in this proxy statement (the “Named Executive Officers”) were not increased in 2003 other than in situations where an officer’s base salary was judged to need adjustment to move closer to market levels. The two Named Executive Officers receiving such an adjustment were Messrs. Ryan and Webb.

The summary compensation table shows reduced base salaries for Messrs. Waltrip, Hunter and Curtiss in 2003. These reductions in amounts reflect pay period differences between 2002 and 2003 but not reductions in base salary rates. Also, the reduced amounts for Messrs. Waltrip and Hunter reflect the Board’s decision to eliminate the payout of director fees to employee directors.

Comparison Group

Base salaries of SCI’s officers were reviewed by means of comparisons with published survey data representing companies of similar size to SCI (by revenues) across various industries (the “Comparison Group”). Regression analysis was used to derive compensation data from over 700 participating companies in the published survey. The Comparison Group used for compensation review purposes differs from the peer group used in the Performance Graph in this proxy statement. This is because the peer group companies all operate within SCI’s industry but are either much smaller than SCI or are conglomerates with varied business units, making direct comparisons for compensation purposes impractical. While there is some overlap between these groups, there has been no attempt to link them.

Findings

Based on this review, it was determined that the current salary levels of incumbent Named Executive Officers fall between the 50th and 75th percentile levels of salaries of the Comparison Group (although closer to the 50th percentile). As this level of pay is consistent with the Committee’s target base salary levels for compensation of SCI executives, we felt that there was no need to adjust current salary levels other than in instances where the executive’s base salary needed to be brought closer to the 50th percentile of the Comparison Group.

Other Factors in Determining Salary Adjustments for Named Executive Officers

In determining salary increases, the Committee considers market salary rates and annual salary increases for executives with comparable positions within the Comparison Group. In addition, we consider individual performance reviews of the officers. These criteria are assessed in a non-formula fashion and are not weighted.

All of the Named Executive Officers have employment agreements with SCI (see “Executive Employment Agreements”). These agreements provide that the base salaries of the Named Executive Officers cannot be decreased, but give the Committee the sole discretion to determine any salary increases.

Annual Incentive Compensation

Philosophy

Annual incentive opportunities are linked to the achievement of key financial and operational objectives for SCI on a consolidated basis. The objective of this policy is to focus SCI’s executive officers on objectives that the Committee believes are primary determinants of share price over time.

Targets

Target award levels for 2003 were set at approximately the 75th percentile level of the Comparison Group for the Named Executive Officers as a group. As such, if SCI achieved performance against the key measures at target levels, executive officers would receive incentive awards at this level. Actual awards are proportionately decreased or increased on the basis of SCI’s performance relative to the targets, subject to maximum award amounts.

As part of a comprehensive review of the Company’ executive pay philosophy conducted in 2003, the Committee agreed to change targeted annual incentive awards to be at the 50th percentile of the Comparison Group for 2004. Performance leverage will still allow actual payouts to fall below or rise above the targeted levels based on performance.

Performance Measures

For 2003, two performance measures were used for the Named Executive Officers: (i) free cash flow and (ii) earnings per share. Each of these measures was weighted equally at target levels and assessed relative to SCI’s 2003 business plan. Performance targets based on these measures were established by the Committee during the first quarter of 2003 for the performance period of January 1 through December 31, 2003. For operating officers, the two performance measures used were operating profit (75% weighting) and free cash flow (25% weighting).

Awards

For 2003, SCI’s actual performance on the plan performance measures was well above target. Therefore, the actual bonuses shown in the summary compensation table were above target.

Long-Term Incentive Compensation

In 2003, the sole long-term incentive awarded by the Committee was performance units with a cash payout based on SCI’s total shareholder return compared to the total shareholder return (TSR) of the publicly traded U.S. companies in Value Line’s Diversified Industry Classification, with a payout modifier linked to SCI’s absolute improvement in TSR. A threshold return to SCI shareholders was also established and incorporated into the plan. The threshold level of return must be achieved before any payouts will be made under the plan. Payouts, if performance goals are met, are not scheduled to occur until the end of the 2003-2005 three-year performance cycle.

Target awards under the plan were generally established just under the Comparison Group 50th percentile. However, actual awards may be higher or lower than target (or zero) depending on the Company’s TSR over the 2003-2005 period.

Beginning in 2004, we elected to modify the long-term incentive compensation program to provide a greater balance and focus for the Named Executive Officers. The program will consist of equal value delivered for long-term incentives in the form of stock options, restricted stock and performance units to ensure appropriate focus is given to driving the Company’s stock price appreciation, managing the ongoing operations and strategy implementation and outperforming the TSR of the Value Line’s Diversified Industry Classification.

As a result of this change, we believe that it is appropriate to communicate to shareholders the distribution of long-term incentives granted in the first quarter of 2004. The following chart represents the most recent grants in 2004 to Named Executive Officers, consistent with the balanced approach to long-term incentive awards as detailed above.

	Stock Options	Restricted Stock	Performance Units
Name	Grant (Shares)	Grant (Shares)	Grant (Units)

R. L. Waltrip	102,000	88,000	626,000
B. D. Hunter	63,500	55,000	391,500
Thomas L. Ryan	57,500	49,500	352,000
Michael R. Webb	46,000	40,000	283,500
Jeffrey E. Curtiss	25,500	22,000	156,500

The options were granted at exercise prices equal to 100% of the fair market value of SCI Common Stock on the grant date. They vest at a rate of one-third per year and have an eight year term. The restricted stock grants vest at a rate of one-third per year. The performance units are payable at the end of the three year performance period. Each performance unit is valued at $1.00 and the actual payout may vary by a range of up to 200% of the amounts shown in the table.

In addition, the Committee established stock ownership guidelines for officers in order to encourage stock ownership among officers and other key employees. Employees covered by the guidelines have five years to meet the targeted ownership levels shown below.

Ownership Guideline
as a Multiple of
Employee Level	Base Salary

Chairman/ CEO	5X
Vice Chairman, President and Senior Officers	3X
Other Officers	2X
Managing Directors	1X

Retention of Compensation Consultants

From time to time, we work with compensation consultants who assist in the design, implementation and communication of various compensation plans and in the review of compensation levels and programs. Any compensation consultants retained for this purpose report directly to the Committee, which has the authority to approve the consultants’ fees and any other terms of engagement.

Limitation of Tax Deduction for Executive Compensation

Subject to certain exceptions, the Omnibus Budget Reconciliation Act of 1993 (“OBRA”) prohibits publicly traded companies from receiving a tax deduction on compensation paid to Named Executive Officers in excess of $1,000,000 annually. The Committee has not adopted a specific policy relating to OBRA. We consider the OBRA restrictions when structuring executive compensation programs. However, we believe that tax deductibility should not be the sole consideration in setting appropriate compensation for SCI’s senior management and maintaining management’s focus on the goal of increasing shareholder value. As such, we view OBRA as one of a number of factors that we consider in making compensation decisions.

2003 Chief Executive Officer Compensation

Base Salary

Mr. R. L. Waltrip received no base salary increase in 2003.

Annual Incentive Compensation

Mr. Waltrip received an annual incentive for 2003 of $1,581,750, which was 167% of the target established by the Committee. The award was determined using the same factors used to award annual incentives for other Named Executive Officers, as described above. Mr. Waltrip’s target annual incentive was set slightly above the 50th percentile of target annual incentives of the Comparison Group.

Long-Term Incentive Compensation

Mr. Waltrip received an award of 2,000,000 units under the performance units plan for the 2003-2005 performance cycle. His target award under the plan was established slightly under the Comparison Group 50th percentile.

COMPENSATION COMMITTEE

Alan R. Buckwalter, III (Chair)

Anthony L. Coelho
James H. Greer
John W. Mecom, Jr.

CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS

Cash Compensation

The following table sets forth information for the three years ended December 31, 2003 with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the “Salary” and “Bonus” columns in the table.

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards(4)		Payouts

					Restricted		Long-Term
Name and				Other Annual	Stock	Stock	Incentive	All Other
Principal Position	Year	Salary(1)	Bonus	Compensation(2)	Award	Options	Payouts	Compensation(3)

R. L. Waltrip	2003	$980,269	$1,581,750	$230,968	0	0	0	$41,747
Chairman and	2002	995,000	593,750	240,302	0	1,000,000	0	60,552
Chief Executive Officer	2001	1,000,250	712,500	241,772	0	1,400,000	0	284,229
B. D. Hunter	2003	600,461	799,200	9,032	0	0	0	26,127
Vice Chairman	2002	645,000	300,000	19,933	0	600,000	0	11,220
	2001	650,250	420,000	40,698	0	1,100,000	0	9,518
Thomas L. Ryan	2003	440,673	599,400	14,019	0	0	0	12,402
President and Chief	2002	305,250	212,500	10,123	0	200,000	0	11,379
Operating Officer	2001	200,000	142,080	4,630	0	200,000	0	7,903
Michael R. Webb	2003	416,153	566,100	25,900	0	0	0	15,925
Executive Vice President	2002	316,500	200,000	12,457	0	200,000	0	15,527
	2001	269,327	159,840	8,593	0	200,000	0	12,640
Jeffrey E. Curtiss	2003	392,308	466,200	14,343	0	0	0	10,456
Senior Vice President and	2002	400,000	175,000	27,200	0	250,000	0	10,235
Chief Financial Officer	2001	400,000	280,000	19,322	0	400,000	0	10,235

(1)	Salary includes director fees for Mr. R. L. Waltrip and Mr. Hunter of $12,000 each for 2003.

(2)	Figures include executive perquisites and benefits, including, for 2003, $110,500 for interest reimbursement for Mr. R. L. Waltrip, relating to the reimbursement of interest paid by him on the loan from the Company described in the third paragraph under “Certain Transactions.” For each of the other Named Executive Officers, the aggregate of the executive’s perquisites and benefits in 2003 did not exceed the lesser of $50,000 or 10 percent of the total of the executive’s annual salary and bonus.

(3)	Consists of the following for 2003: $25,140 for split dollar life insurance, $2,439 for term life insurance and $14,168 for Company contributions to the Company’s 401(k) plan for Mr. R. L. Waltrip; $14,583 for term life insurance and $11,544 for Company contributions to the Company’s 401(k) plan for Mr. Hunter; $858 for term life insurance and $11,544 for Company contributions to the Company’s 401(k) plan for Mr. Ryan; $1,757 for term life insurance and $14,168 for Company contributions to the Company’s 401(k) plan for Mr. Webb; and $2,585 for term life insurance and $7,871 for Company contributions to the Company’s 401(k) plan for Mr. Curtiss.

(4)	In 2003, the sole long-term incentive awarded by the Committee was cash performance units as described on page 19 under the caption “Long-Term Incentive Compensation.” The specific awards to the Named Executive Officers are more fully described on page 23 under the caption “Long-Term Incentive Plan.” Any payout of such units will not occur until after the performance period ends in 2005.

Stock Options

The Company did not grant any stock options to the Named Executive Officers in 2003.

Aggregated Option Exercises in Last Fiscal Year and December 31, 2003 Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-The-Money Options at
	Acquired		December 31, 2003		December 31, 2003
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

R. L. Waltrip	0	0	6,485,169	2,333,334	$2,849,666	$984,334
B. D. Hunter	0	0	1,833,333	766,667	$2,175,833	$733,167
Thomas L. Ryan	0	0	342,499	215,001	$425,394	$295,668
Michael R. Webb	0	0	372,499	235,001	$425,394	$295,668
Jeffrey E. Curtiss(1)	0	0	649,999	300,001	$767,249	$273,501

(1)	The options reported above for Mr. Curtiss include an option for 100,000 shares that Mr. Curtiss transferred to trusts for the benefit of certain family members, of which options Mr. Curtiss disclaims beneficial ownership.

Long-Term Incentive Plan

The following table shows information regarding cash performance units awarded the Named Executive Officers during 2003.

			Estimated Future Payouts
			Under Non-Stock Price Based Plan(2)

	Number of		Threshold	Target	Maximum
Name	Units(1)	Performance Period	($)	($)	($)

R. L. Waltrip	2,000,000	1/1/03-12/31/05	$380,000	$2,000,000	$3,000,000
B. D. Hunter	1,000,000	1/1/03-12/31/05	$190,000	$1,000,000	$2,000,000
Thomas L. Ryan	1,100,000	1/1/03-12/31/05	$209,000	$1,100,000	$2,200,000
Michael R. Webb	900,000	1/1/03-12/31/05	$171,000	$900,000	$1,800,000
Jeffrey E. Curtiss	500,000	1/1/03-12/31/05	$95,000	$500,000	$1,000,000

(1)	Each unit is valued at $1.00.

(2)	Actual payouts are a function of relative Total Shareholder Return (“TSR”) compared to a comparison group at the end of the three year period. The absolute TSR must be greater than zero to trigger a payout. If TSR is less than 15%, the maximum payout is target level. If TSR is greater than 15% but less than 30% the maximum payout is 150% of target. If TSR is 30% or greater the maximum award is 200% of target provided that no individual payout may exceed $3 million.

Retirement Plans

SCI Cash Balance Plan

The SCI Cash Balance Plan is a defined benefit plan which was amended effective January 1, 2001 such that the Company would not make any further contributions under the plan after 2000. Each participant in the plan has an account which, until December 31, 2000, was credited each year that a participant qualified with a Company contribution (based on annual compensation and years of benefit service) and interest. Plan accounts continue to accrue interest and, for 2003, interest for each account was credited at the annual rate of 2.36%.

Estimated Annual Benefits Payable at Age 65

Name	Annual Benefit

R. L. Waltrip	$118,852(1)
B. D. Hunter	28,884(2)
Thomas L. Ryan	5,956(3)
Michael R. Webb	15,289(3)
Jeffrey E. Curtiss	— 0 —

(1)	This amount is currently being paid. Pursuant to a change in tax regulations, Mr. R. L. Waltrip became eligible for an additional benefit of $344,128 which was paid on December 23, 2003.

(2)	Currently being paid.

(3)	The estimated annual benefit amount assumes no contributions being made to the plan after December 31, 2000 and assumes interest being credited only until age 65.

At retirement or termination, the participant may elect to receive his or her vested benefit as a lump sum distribution, a monthly payout or a rollover to an IRA or other tax qualified plan. Normal Retirement Age is defined in the SCI Cash Balance Plan as (1) the date upon which a member attains age 65 or (2) in the case of an employee who becomes a member of the SCI Cash Balance Plan after the age of 60, it will be the fifth anniversary of the date that such member became a participant.

Supplemental Executive Retirement Plan for Senior Officers

In 2000, the Company amended the Supplemental Executive Retirement Plan for Senior Officers (“SERP for Senior Officers”) effective January 1, 2001. Under the amendment, no additional benefits will accrue and no employees shall become eligible to participate in the plan after 2000.

The SERP for Senior Officers is a non-qualified plan which covers executive officers and certain regional operating presidents, including the Named Executive Officers. Benefits under the SERP for Senior Officers do not consist of compensation deferred at the election of participants. The amounts of benefits under the plan were previously set by the Compensation Committee from time to time. The Compensation Committee previously set guidelines such that the annual benefits would generally equal a percentage (75% for the CEO and lesser percentages for the other officers) of a participant’s 1997 annual base salary and target bonus, with the benefits being reduced to the extent of the participant’s benefits under Social Security and the SCI Cash Balance Plan. The participant will be entitled at age 60 to the annual payment of the full amount of his benefit; if his employment terminates earlier than age 60, he will be entitled to the annual payment of the amount of his benefit multiplied by a fraction of which the numerator is the participant’s years of service and the denominator is the number of years from the participant’s hire date until he reaches age 60.

Benefit payments will be made in the form of 180 monthly installments commencing at the later of severance of employment or the attainment of age 55. Prior to retirement, if a participant dies or in the event of a change of control of the Company (as defined in the SERP for Senior Officers), the Company will promptly pay to each beneficiary or participant a lump sum equal to the present value of the benefit that the participant would have been entitled to receive if he had continued to accrue benefit service from the date of death or the date of the change of control to the date of his 65th birthday. Participants may elect to begin receiving monthly benefits at age 55, while still employed, provided the participant gives written notice at least twelve months prior to the attainment of age 55. Such installments will be reduced for early commencement to reasonably reflect the time value of money.

The table below sets forth benefits for the Named Executive Officers.

Annual Benefits under SERP for Senior Officers

Estimated
Annual Benefit
at Age 60

R. L. Waltrip	$1,110,773 (1)
B. D. Hunter	— 0 —
Thomas L. Ryan	18,968
Michael R. Webb	42,725
Jeffrey E. Curtiss	22,977

(1)	This is Mr. R. L. Waltrip’s actual benefit which, pursuant to his election, is being paid in the form of monthly installments since January 1, 1995. During 2004, the Company also prepaid to Mr. Waltrip the last 36 payments due to him under the plan as described in the fourth paragraph under “Certain Transactions” below.

Executive Employment Agreements

Employment Agreement with the Chairman and Chief Executive Officer

The Company has an executive employment agreement with Mr. R. L. Waltrip which expires December 31, 2006. The agreement provides for a base salary, which cannot be decreased but may be increased by the Compensation Committee in its sole discretion. As of March 25, 2004, the base salary for Mr. R. L. Waltrip was $950,000. The terms of the agreement also provide that Mr. R. L. Waltrip shall have the right to participate in bonus and other compensation and benefit arrangements.

In the event of termination of employment due to disability or death, Mr. R. L. Waltrip or his estate will be entitled to receive any accrued and unpaid salary or other compensation, a pro rata portion (based on the portion of the year elapsed at the date of termination) of the highest bonus he received in the preceding three years and continuation of welfare plan benefits. If he is terminated without cause or he voluntarily terminates for specified reasons generally relating to a failure by the Company to honor the terms of the employment agreement (“Good Reason”), he will be entitled to continuation of compensation and certain other benefits for the remaining term of his employment agreement. In the event of a change of control of the Company (as defined in the agreement), Mr. R. L. Waltrip will be entitled to terminate his employment for Good Reason, or without any reason during the 30-day period beginning one year after the change of control (the “Window Period”), and receive a lump-sum payment equal to (a) any accrued and unpaid salary or other compensation plus (b) a pro rata portion (based on the portion of the year elapsed at the date of termination) of the highest bonus he received in the preceding three years plus (c) an amount equal to five times his base salary and his highest recent bonus. Upon termination of Mr. R. L. Waltrip’s employment, he will be subject to a 10 year non-competition obligation; however, the Company will not be required to make any further payments to Mr. Waltrip for the non-competition obligation. If any payments under the executive employment agreement or under the benefit plans of the Company would subject Mr. R. L. Waltrip to any excise tax under the Internal Revenue Code, he will also be entitled to receive an additional payment in an amount such that, after the payment of all taxes (income and excise), he will be in the same after-tax position as if no excise tax had been imposed.

Other Named Executive Officers

The Company also has employment agreements with Messrs. B. D. Hunter, Thomas L. Ryan, Michael R. Webb and Jeffrey E. Curtiss. These agreements have current terms expiring December 31, 2004. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party. If such notice of nonrenewal is given by the Company or if notice is not given of the Company’s decision to authorize renewal, the employment agreement will not be extended.

These agreements provide for base salaries, which cannot be decreased but may be increased by the Compensation Committee, and the right to participate in bonus and other compensation and benefit arrangements. As of March 25, 2004, the base salaries for Messrs. Hunter, Ryan, Webb and Curtiss were $600,000, $525,000, $450,000 and $400,000, respectively.

In the event of termination of employment due to disability or death, the executive or his estate will be entitled to receive (i) his salary through the end of his employment term, and (ii) a pro rata portion (based on the portion of the year elapsed at the date of termination) of the bonus the executive would have received if he had remained an employee through his employment term (“Pro Rated Bonus”). In the event of termination by the Company without cause, the executive will be entitled to receive two years salary, Pro Rated Bonus and continuation of health benefits for two years. In the event of a change of control of the Company (as defined in the agreements), the executive will be entitled to terminate his employment for certain specified reasons during the two years following the change of control, and receive (i) a lump-sum payment equal to three times the sum of his annual salary plus his target bonus, (ii) a prorated target bonus, and (iii) continuation of health benefits for three years. If any payments under the employment agreement or under the benefit plans of the Company would subject the executive to any excise tax under the Internal Revenue Code, the executive will also be entitled to receive an additional payment in an amount such that, after the payment of all taxes (income and excise), he will be in the same after-tax position as if no excise tax had been imposed.

Upon termination of his employment, each executive will be subject, at the Company’s option, to a non-competition obligation for a period of one year which the Company may extend for one additional year. If the Company elects to have the non-competition provisions apply, the Company will make payments to the executive during the non-competition period at a rate equal to his base salary at the time of termination, unless such termination was for cause or the executive terminates his employment (other than within twenty-four months after a change of control for certain specified reasons), in which case the executive will be bound by the non-competition provisions without the Company making the corresponding payments.

Other Compensation

Mr. R. L. Waltrip and certain other officers participate in the Split Dollar Life Insurance Plan, under which they are owners of life insurance policies. Mr. R. L. Waltrip’s policy provides a death benefit of $2,000,000. In December of 2003, the Split Dollar Life Insurance policies of Mr. Waltrip and certain other officers were changed to an arrangement whereby the individuals now pay the premiums and the Company provides a bonus to offset the premiums. As part of the conversion to the Company bonus plan, the policies were restructured which allowed the Company to receive its interest in the policies (representing the cumulative premiums paid by the Company prior to July 31, 2002).

Compensation of Directors

The compensation of directors is described under “Election of Directors — Director Compensation” herein above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Board members who served on the Compensation Committee during 2003 were Messrs. Anthony L. Coelho, James H. Greer, Victor L. Lund, John W. Mecom, Jr. and E. H. Thornton, Jr. No member of the Compensation Committee in 2003 or at present was or is an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company.

CERTAIN TRANSACTIONS

For 2003, SCI paid $101,746 in compensation to Mr. Kevin Mack in his capacity as an employee of the Company. Mr. Mack is the brother of Mr. Stephen M. Mack, Senior Vice President Middle Market Operations of the Company.

For 2003, SCI paid $100,579 in compensation to Mr. David Warren in his capacity as an employee of the Company. Mr. Warren is the stepson of Dr. Edward E. Williams, a director of the Company.

In connection with grants of restricted stock under the Amended 1987 Stock Plan, on August 19, 1993 the Company made loans, among others, of $1,700,000 to Mr. R. L. Waltrip and $600,000 to Mr. W. Blair Waltrip. The loans were made to facilitate the payment of the estimated federal income taxes resulting from their receipt of the restricted stock grants. Each of the loans was due August 10, 2003 and specified interest at 6 1/2% per annum, which interest was reimbursed by the Company (together with a tax gross-up payment equal to approximately 70% of the interest).

In order to facilitate the payoff of the promissory notes mentioned in the preceding paragraph, the Company in August 2003 made prepayments of certain benefits the Company owed under the SERP for Senior Officers, which enabled Messrs. R. L. Waltrip and W. Blair Waltrip to pay off the promissory notes as well as taxes associated with the prepayments. The prepayments under the SERP for Senior Officers were $2,575,586 for Mr. R. L. Waltrip and $876,946 for Mr. W. Blair Waltrip, and represented the present values of certain future benefits (that is, the last 36 monthly payments due to Mr. R. L. Waltrip under the plan and the last 55 monthly payments due to Mr. W. Blair Waltrip under the plan) calculated using a 5.48% discount rate as provided for by the SERP for Senior Officers. From the proceeds, Mr. R. L. Waltrip paid $1,700,000 and Mr. W. Blair Waltrip paid $600,000 to the Company in August 2003 to pay off the promissory notes.

At the date of his resignation as Executive Vice President of the Company on January 18, 2000, Mr. W. Blair Waltrip had a three year employment agreement with the Company. In connection with the resignation, SCI modified Mr. W. Blair Waltrip’s employment agreement and agreed to provide or pay Mr. W. Blair Waltrip, among other things, (i) interest reimbursement for the loan described above and (ii) continuation of his Company stock options in accordance with their terms. In connection with the modification of the employment agreement, the Company elected to enforce Mr. W. Blair Waltrip’s post-employment non-competition obligations for the period from January 1, 2003 until December 31, 2005, during which the Company will make non-competition payments of $475,000 per year. Pursuant to the foregoing, the Company paid for or to Mr. W. Blair Waltrip $475,000 for 2003. Additionally, Mr. W. Blair Waltrip receives remuneration as a director of the Company.

In 1996, the family of Mr. Sumner James Waring, III, Vice President Major Market Operations, sold its business to SCI. In the transaction, Mr. Waring entered into a noncompetition agreement under which the Company pays him $50,000 per year for ten years; however, in May 2003, the Company prepaid such obligation by issuing 46,951 shares of Common Stock to Mr. Waring, which number of shares was determined by dividing $161,981 (the present value of the noncompetition payments discounted using a rate of 7%) by the closing price of the Common Stock at the transaction date. Also in the transaction, the Company issued to Mr. Waring’s family $40,000 principal amount of 5% Convertible Debentures due 2006, which debentures the Company purchased from Mr. Waring in November 2003 at a negotiated price of $38,718. Mr. Waring’s father entered a noncompetition agreement under which the Company pays him $100,000 per year for ten years. Mr. Waring’s father also has a Consulting Agreement expiring in 2006 under which the Company paid him fees (and an automobile allowance) of $88,500 for 2003. In addition, Mr. Waring’s father and mother own a company that leases an office building to SCI under a lease expiring in 2004 and providing for rent of $61,800 in 2003 and $63,600 in 2004. Mr. Waring’s father and mother also own a company that leases funeral homes to SCI under a lease expiring in 2016, for which the Company paid rent of $195,000 in 2003.

Barrow, Hanley, Mewhinney & Strauss, Inc. (“BHMS”) is a holder of more than 5% of the outstanding shares of Common Stock of the Company. During 2003, BHMS was one of the investment managers of portfolios of independent trusts which hold funds collected from consumers in connection with preneed funeral sales and preneed cemetery sales. The process by which such portfolio managers are chosen and overseen is outlined above under the section entitled “Board of Directors — Board Committees — Investment Committee”. During 2003, BHMS managed on average approximately $82,367,000 for such trusts and was managing approximately $91,854,000 at the end of 2003. Such trusts are prohibited from investing in SCI stock or other SCI securities. For such services, the trusts paid fees of $294,331 to BHMS for 2003. It is expected that BHMS will continue to act as an investment manager for such trusts during 2004.

Marsh & McLennan Companies, Inc. (“MMC”) is a holder of more than 5% of the outstanding shares of Common Stock of the Company. In 2003, Marsh Inc., a subsidiary of MMC, acted as agent for the Company in its purchase of (i) aviation insurance at a gross premium of $215,088, from which MMC received a commission of $32,263, and (ii) surety bonds relating to preneed sales in the Company’s funeral home and cemetery businesses for a gross premium of $819,943, from which MMC received a commission of $137,152. Further in 2003, the Company paid $74,850 to Marsh USA, Inc., a subsidiary of MMC, for quality assurance software and support. In addition, Mercer Delta, another subsidiary of MMC, provided consulting services to SCI and to the Nominating and Corporate Governance Committee of the Company’s Board of Directors on various corporate governance initiatives for which MMC received consulting fees of $201,875 in 2003. It is expected that MMC subsidiaries will continue to provide services in 2004.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The table below sets forth information with respect to any person who is known to the Company as of March 25, 2004 to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Amount
Name and Address	Beneficially		Percent
of Beneficial Owner	Owned		of Class

Barrow, Hanley, Mewhinney & Strauss, Inc.	35,729,300	(1)	11.9%
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, Texas 75204-2429

Brandes Investment Partners LLC, Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby	25,606,439	(2)	8.5%
11988 El Camino Real, Suite 500
San Diego, California 92130

Capital Research and Management Company	21,143,600	(3)	7.0%
333 South Hope Street,
Los Angeles, California 90071

Putnam, LLC., Marsh & McLennan Companies, Inc., Putnam Investment Management, LLC and The Putnam Advisory Company, LLC	22,975,701	(4)	7.3%
One Post Office Square
Boston, Massachusetts 02109

Vanguard Windsor Funds — Vanguard Windsor II (“Windsor”)	27,832,700	(5)	9.2%
100 Vanguard Blvd
Malvern, Pennsylvania 19355

(1)	Based on a filing made by Barrow, Hanley, Mewhinney & Strauss, Inc. on February 11, 2004, which reported sole voting power for no shares, shared voting power for 35,729,300 shares, sole investment power for 35,729,300 shares and shared investment power for no shares. BHMS has informed the Company that the shares reported in the table as beneficially owned by BHMS include all 27,832,700 shares reported in the table as beneficially owned by Windsor, for whom BHMS is an investment manager.

(2)	Based on a filing made by the named companies and persons on February 18, 2004, which reported sole voting power for no shares, shared voting power for 17,817,891 shares, sole investment power for no shares and shared investment power for 25,606,439 shares.

(3)	Based on a filing made by Capital Research and Management Company on February 13, 2004, which reported sole voting power for no shares, shared voting power for no shares, sole investment power for 21,143,600 shares and shared investment power for no shares.

(4)	Based on filings made by the named companies on February 13, 2004, which reported sole voting power for no shares, shared voting power for 328,756 shares, sole investment power for no shares and shared investment power for 22,975,701 shares.

(5)	Based on a filing made by Vanguard Windsor Funds — Vanguard Windsor II on February 5, 2004, which reported sole voting power for 27,832,700 shares, shared voting power for no shares, sole investment power for no shares and shared investment power for 27,832,700 shares. BHMS has informed the Company that the shares reported in the table as beneficially owned by BHMS include all 27,832,700 shares reported in the table as beneficially owned by Windsor, for whom BHMS is an investment manager.

The table below sets forth, as of March 25, 2004, the amount of the Company’s Common Stock beneficially owned by each Named Executive Officer, each director and nominee for director, and all directors and executive officers as a group, based upon information obtained from such persons. Securities reported as beneficially owned include those for which the persons listed have sole voting and investment power, unless otherwise noted.

			Right to Acquire
	Shares		Ownership Under Options	Percent
Name of Individual or Group	Owned(1)		Exercisable Within 60 Days	of Class

R. L. Waltrip	1,634,925	(1)	7,285,169	2.8%
B. D. Hunter	212,717	(2)	2,400,000	*
Thomas L. Ryan	112,946		442,499	*
Michael R. Webb	133,314		472,499	*
Jeffrey E. Curtiss	145,185	(3)	866,666 (3)	*
Alan R. Buckwalter	19,445		—	*
Anthony L. Coelho	72,999		—	*
Jack Finkelstein	293,576	(4)	—	*
A. J. Foyt, Jr.	104,886	(5)	—	*
S. Malcolm Gillis	—		—	*
James H. Greer	103,272		—	*
Victor L. Lund	50,801		—	*
John W. Mecom, Jr.	40,457		—	*
Clifton H. Morris, Jr.	84,485	(6)	—	*
W. Blair Waltrip	2,016,460	(7)	410,000	*
Edward E. Williams	212,785	(8)	—	*
Executive Officers and Directors as a Group (23 persons)	5,218,626	(9)	15,743,482	6.5%

*	Less than one percent

(1)	Includes 468,384 shares held in trusts (under one of which trusts Mr. R. L. Waltrip’s wife is a beneficiary) under which Mr. R. L. Waltrip’s three children, as trustees, share voting and investment powers. These shares are also included in the shares owned by Mr. W. Blair Waltrip. See Footnote (7). The information herein regarding ownership of equity securities by the trusts is for informational purposes only and is not to be construed as a statement that Mr. R. L. Waltrip is a beneficial owner of any such securities, as any beneficial ownership thereof is expressly disclaimed by Mr. R. L. Waltrip. Also includes 530,133 shares held by trusts of which Mr. R. L. Waltrip is the trustee having sole voting and investment powers.

(2)	Includes 38,408 shares indirectly controlled by Mr. Hunter (of which Mr. Hunter disclaims beneficial ownership).

(3)	“Shares Owned” include 10,000 shares held in a revocable trust of which Mr. Curtiss is trustee, 79,859 shares held by a family limited partnership and 14,453 shares which may be acquired by such partnership upon conversion of convertible notes. Options include exercisable options for 100,000 shares held in trust for the benefit of certain family members. Mr. Curtiss disclaims beneficial ownership of the shares and options held in trust.

(4)	Includes 258,105 shares held in trusts for the benefit of other family members and/or himself. As trustee, Mr. Finkelstein has sole voting and investment power with respect to 167,571 shares and shared voting and investment power with respect to 90,534 shares. Mr. Finkelstein disclaims beneficial ownership as to 90,534 shares held in such trusts.

(5)	Includes 17,885 shares held by Mr. Foyt as custodian for family members. Mr. Foyt has sole voting and investment power for such shares and disclaims beneficial ownership of such shares. Also includes 200 shares owned by Mr. Foyt’s wife.

(6)	Includes 4,034 shares owned by Mr. Morris’ wife. Mr. Morris disclaims beneficial ownership of such shares.

(7)	Includes 152,204 shares held in a trust for the benefit of Mr. W. Blair Waltrip, 1,072,224 shares held in trusts under which Mr. W. Blair Waltrip, his brother and his sister are trustees and have shared voting and investment power and for which Mr. W. Blair Waltrip disclaims 2/3 beneficial ownership. Also includes 105,357 shares held by other family members or trusts, of which shares Mr. W. Blair Waltrip disclaims beneficial ownership. Of the shares attributable to the trusts, 468,384 shares are also included in the shares owned by Mr. R. L. Waltrip. See Footnote (1). Also includes 90,000 shares held by a charitable foundation of which Mr. Waltrip is President.

(8)	Includes 2,167 shares which may be acquired upon conversion of SCI convertible notes purchased by Dr. Williams on the open market.

(9)	Includes 16,620 shares which may be acquired upon conversion of convertible notes.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the Company’s financial reporting and the Company’s compliance with legal and regulatory requirements, including oversight of the financial reporting process. The Audit Committee’s functions are detailed in the section entitled “Board of Directors — Board Committees — Audit Committee” above. A copy of the Audit Committee Charter, modified and approved by the Board of Directors in 2003, is attached as Appendix A to this Proxy Statement.

Each member of the Audit Committee is independent and financially literate, as defined by the New York Stock Exchange rules, and is limited to serving on no more than three audit committees. The Board of Directors has appointed, and the Audit Committee has acknowledged, Mr. Victor L. Lund, Chairman of the Audit Committee, as the Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with the independent accountants. Specifically, the Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as modified or supplemented. The Committee received a written disclosure letter from the Company’s independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented. The Committee has also reviewed the independence of the independent accountants considering the compatibility of non-audit services with maintaining their independence from the Company. Based on the preceding review and discussions contained in this paragraph, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2003 fiscal year for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Victor L. Lund, Chair

Alan R. Buckwalter, III
Jack Finkelstein
Edward E. Williams

PROPOSAL TO APPROVE THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors of the Company has recommended PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to serve as the independent accountants for the Company for the fiscal year ending December 31, 2004. PricewaterhouseCoopers and its predecessors have audited the Company’s accounts since 1993. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions at such meeting. The Audit Committee wishes to submit the selection of PricewaterhouseCoopers for shareholders’ approval at the Annual Meeting. If the shareholders do not give approval, the Audit Committee will reconsider its selection.

Audit Fees and All Other Fees

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy permits the Audit Committee to grant pre-approval for specifically defined audit and non-audit services.

Audit Fees

Fees for audit services totaled $2,663,622 in 2003 and $2,274,433 in 2002, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit Related Fees

Fees for audit related services totaled $2,264,160 in 2003 and $121,472 in 2002. Audit related services in 2003 were related to due diligence performed in connection with the disposition of international operations. In 2002, audit related services principally included the audit of certain preneed funeral and cemetery trust funds in 2002.

Tax

Fees for tax services, including tax compliance, tax advice and tax planning, totaled $197,133 in 2003 and $378,131 in 2002. Fees for tax services in both years were primarily related to compliance work in the Company’s international operations.

All Other Fees

Fees for all other services not described above totaled approximately $806,577 in 2003 and $15,725 in 2002. Fees paid in 2003 were related to restructuring advice for the Company’s international operations. Fees for 2002 included human resources advisory services.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

PROPOSAL TO AMEND AND RE-APPROVE THE AMENDED 1996 INCENTIVE PLAN

The Board of Directors of the Company has adopted, subject to approval by shareholders, an amendment to the Service Corporation International Amended 1996 Incentive Plan (the “Amended Plan”) as set forth below. The Board is also proposing that the shareholders re-approve the Amended Plan to preserve, to the extent possible, the Company’s tax deductions for awards made under the Amended Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and related regulations. The Board is not seeking approval for an increase in shares available for issuance pursuant to the Amended Plan.

Background

The Service Corporation International 1996 Incentive Plan was originally approved by the Company’s shareholders at the 1996 Annual Meeting of Shareholders and the Service Corporation International Amended 1996 Incentive Plan was approved at the 1999 Annual Meeting of Shareholders. Under Section 162(m) every five years shareholders must re-approve the performance goals and criteria used under an incentive plan to enable all compensation paid to covered employees pursuant thereto to continue to qualify as performance-based compensation within the meaning of Section 162(m). Such compensation payments will thereby be exempt from the provisions of Section 162(m) that would otherwise deny the Company a federal income tax deduction for compensation expense to the extent that aggregate compensation payments to any covered employee exceed $1 million in any fiscal year. Section 162(m) defines the term covered employee to mean the Company’s Chief Executive Officer and the other four executive officers whose compensation is required to be disclosed in the Summary Compensation Table of the Company’s Proxy Statement (i.e. the Named Executive Officers).

Approval of Proposal

Approval of this proposal (which includes approval of the amendment and re-approval of the Amended Plan) is subject to the approval of a majority of the holders of shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The Company is not seeking approval for an increase in shares available for issuance pursuant to the Amended Plan.

The Company believes that it must retain flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in the industry. The Company also believes that it is in the best interest of the Company and shareholders to preserve, to the maximum allowable extent, tax deductions that may potentially be available to the Company.

Description of the Amendment to the Amended Plan

Section 6.6 of the Amended Plan currently provides as follows:

“If an Employee’s employment with the Company and all Affiliates terminates during a Measurement Period (other than in connection with or within one year after a Change of Control), he shall not be entitled to any payment under this Article VI [Bonus Awards] for that Measurement Period.”

Section 9.6 of the Amended Plan currently provides as follows:

“If an Employee’s employment with the Company and all Affiliates terminates during a Performance Cycle (other than in connection with or within one year after a Change of Control), he shall not be entitled to any payment under this Article IX [Performance Grants] for that Performance Cycle.”

The Company proposes to amend the Amended Plan to eliminate these provisions and, instead, the Compensation Committee will retain discretion to determine the effect, if any, on a Bonus Award or Performance Grant of the death, disability, retirement, or termination of employment of the employee.

If this proposal is approved by shareholders, the term of the Amended Plan will be extended such that no Award may be granted thereunder after May 13, 2014.

The full text of the Amended Plan, as proposed to be amended by this proposal, is attached to this Proxy Statement as Appendix B.

Although the material features of the Amended Plan are summarized below, this is only a summary and is qualified in its entirety by reference to the complete text of the Amended Plan.

Description of the Amended Plan

Purpose

The purpose of the Amended Plan is to provide a means whereby certain key employees of the Company and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with, and devote their best efforts to, the business of the Company, thereby advancing the interests of the Company and its shareholders. The Company believes that the possibility of participation in the Amended Plan through (i) receipt of incentive or nonqualified stock options (“Stock Options”), (ii) the grant of certain bonuses (“Bonus Awards”) based on achievement of pre-established performance goals (some or all of which Bonus Awards may be paid in Common Stock), (iii) the award of restricted stock (“Restricted Stock Awards”), (iv) the grant of stock equivalent units (“Stock Equivalent Units”), and (v) the grant of performance awards (“Performance Grants”) based on the achievement of pre-established performance goals (some or all of which Performance Grants may be paid in Common Stock) (Stock Options, Bonus Awards, Restricted Stock Awards, Stock Equivalent Units and Performance Grants shall be collectively referred to herein as “Awards”), will provide key employees an incentive to perform more effectively and will assist the Company in obtaining and retaining people of outstanding training and ability.

Term

The Service Corporation International 1996 Incentive Plan was effective February 15, 1996. The Amended Plan became effective May 13, 1999. No Award may be granted under the Amended Plan after May 13, 2014.

Administration

The Amended Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is comprised solely of at least two members who are both Disinterested Persons and Outside Directors (each as defined in the Amended Plan). No member of the Committee is eligible to participate in the Amended Plan. All questions of interpretation and application of the Amended Plan and Awards shall be determined by the Committee.

Participation

Participation in the Amended Plan is limited to key employees (“Employees”) selected by the Committee. The Company estimates approximately 200 Employees are eligible to participate in the Amended Plan.

Shares of Stock Available For Awards

A total of 24,000,000 shares of Common Stock is available for issuance under, or in payment of, the Awards. The shares may be treasury shares or authorized but unissued shares. In the event an Award expires or terminates for any reason or is surrendered, the shares of Common Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Amended Plan.

The maximum number of shares of Common Stock which may be issued in payment of Bonus Awards payable in stock, Restricted Stock Awards, Stock Equivalent Units and Performance Grants payable in stock during the life of the Amended Plan is 2,000,000 shares.

As of March 25, 2004, under the Amended Plan, an aggregate of 23,755,000 shares of Common Stock (i) have been issued under or in payment of Awards or (ii) are available for issuance under or in payment of Awards that have been made, leaving 245,000 shares of Common Stock currently available for use by the Company in making Awards. On March 25, 2004, the closing price of the Common Stock on the New York Stock Exchange was $7.07 per share.

The Amended Plan provides that the number of shares subject thereto and shares covered by Stock Options outstanding are subject to equitable adjustment, as determined by the Committee, in the event of stock dividends, stock splits, or other capital adjustments before delivery by the Company of all shares subject to the Amended Plan.

Compensation Deduction Limitation

In the Omnibus Budget Reconciliation Act of 1993 (“OBRA”), Congress enacted Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) which generally limits to $1,000,000 per year per employee the tax deduction available to public companies for certain compensation paid to designated executives (“covered employees”). These covered employees include the Chief Executive Officer and the next four highest compensated officers of the Company.

OBRA provides an exception (Section 162(m)(4)(C)) from this deduction limitation for certain “performance-based compensation” if specified requirements are satisfied, including: (i) the establishment by a compensation committee comprised of outside directors of performance goals which must be met for the additional compensation to be earned, (ii) the approval of the material terms of the performance goals by the shareholders after adequate disclosure, and (iii) the certification by the compensation committee that the performance goals have been met. The Amended Plan is designed to satisfy these statutory requirements for Incentive Options and Nonqualified Options, Bonus Awards and Performance Grants. Therefore, if the Amended Plan is re-approved by shareholders, the Company anticipates being entitled to continue to deduct an amount equal to the ordinary income reportable by each optionee on exercise of a Nonqualified Option, the Early Disposition of shares of stock acquired by exercise of an Incentive Option, and the payment of Bonus Awards or Performance Grants in Common Stock or in cash.

Stock Options

The Committee may designate a Stock Option as an Incentive Option or as a Nonqualified Option. The terms of each Stock Option shall be set out in a written Award Agreement which incorporates the terms of the Amended Plan.

The Stock Option price may not be less than 100% of the “Fair Market Value” (as defined in the Amended Plan) of the Common Stock on the date of grant and may not be exercisable after 10 years from the date of grant. In the case of an Incentive Option issued to a 10% Shareholder (as defined in the Amended Plan) of the Company (i) the Incentive Option price may not be less than 110% of the fair market value of the Common Stock on the date of grant, and (ii) the period over which the Incentive Option is exercisable may not exceed five years.

Exercise of Options

Stock Options may be exercisable by written notice of exercise and payment of the Stock Option price in cash, or in previously owned shares of Common Stock or an attestation to ownership thereof valued at fair market value on the date of exercise, or in any other form of payment acceptable to the Committee. Special rules apply which limit the time of exercise of an Incentive Option following an Employee’s termination of employment. The Committee may impose restrictions on the exercise of any Stock Option. In the event of a “Change of Control” (as defined in the Amended Plan), all Stock Options then outstanding become immediately exercisable in full. The Stock Options should qualify as “performance-based compensation” for purposes of Section 162(m).

Bonus Awards

The Committee may designate certain Employees who become eligible to earn a Bonus Award if certain pre-established performance goals are satisfied. In determining which Employees shall be eligible for a Bonus Award, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the terms of a Bonus Award, if any, for each measurement period selected by the Committee, which shall not be greater than one year. The performance goals determined by the Committee may include, but are not limited to, increases in the following measures of performance: net profits, operating income, operating cash flow, stock price, earnings per share, sales and/or return on equity. Before any Bonus Award may be paid, the Committee must certify in writing that the performance goal has been satisfied. The maximum amount of any Bonus Award payable to any one Employee in a single measurement period may not exceed $3,000,000, and in each calendar year may not exceed $4,000,000. The Committee retains the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goal is attained.

The Committee intends to establish performance goals in accordance with Section 162(m) to enable the Company to deduct in full the total payment of any Bonus Award as “performance-based compensation”.

Performance Grants

The Committee may designate certain Employees who become eligible to receive a Performance Grant if certain pre-established performance goals are satisfied. In determining which Employees shall be eligible for a Performance Grant, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the terms of a Performance Grant, if any, for each performance cycle. The performance goals determined by the Committee may include, but are not limited to, increases in the following measures of performance: net profits, operating income, stock price, earnings per share, sales and/or return on equity. Before any Performance Grant may be paid, the Committee must certify in writing that the performance goal has been satisfied. The maximum amount of any Performance Grant payable to any Employee during a performance cycle may not exceed $3,000,000. The Committee retains the discretion to make downward adjustments to Performance Grants otherwise payable if the performance goal is attained.

The Committee intends to establish performance goals in accordance with Section 162(m) to enable the Company to deduct in full the total payment of any Performance Grant as “performance-based compensation.”

Restricted Stock Awards

The Committee may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the conditions and restrictions of a Restricted Stock Award, including forfeiture restrictions, forfeiture restriction periods, and performance criteria, if any, with respect to the Restricted Stock Award.

Stock Equivalent Units

The Committee may grant Stock Equivalent Units to certain Employees of the Company. In determining which Employees shall be eligible for an award of Stock Equivalent Units, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the conditions and restrictions of an award of Stock Equivalent Units, including the number of units, the terms of redemption, and the performance criteria, if any. The maximum number of Stock Equivalent Units which may be awarded to any Employee during the term of the Amended Plan is 200,000 units.

Limits on Transferability

Except as set forth below, the Awards granted under the Amended Plan will not be transferable by Employees, except by will or under the laws of descent and distribution, and will be exercisable only during the Employee’s lifetime by the Employee. The Committee may grant Awards transferable, without payment of consideration, to immediate family members (as defined in the Amended Plan) of the Employee. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Options may be subsequently transferred by the transferee only by will or under the laws of descent and distribution, or, without payment of consideration, to immediate family members of the Employee.

Amendment or Termination of Amended Plan

The Board of Directors of the Company may amend, terminate or suspend the Amended Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Amended Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no amendment that would (a) materially increase the number of shares of Common Stock that may be issued under the Amended Plan, (b) materially modify the requirements as to eligibility for participation in the Amended Plan, or (c) otherwise materially increase the benefits accruing to participants under the Amended Plan, shall be made without the approval of the Company’s shareholders. To the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (b) change the class of Employees eligible to receive Incentive Options, or (c) decrease the Incentive Option price for Incentive Options below the fair market value of the Common Stock at the time it is granted, shall be made without the approval of the Company’s shareholders.

Federal Tax Consequences

The grant of Incentive Options to an Employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to the Employee if the Incentive Option is exercised by the Employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the Incentive Option price is a tax preference item for purposes of determining an Employee’s alternative minimum tax, if applicable. An Employee who sells shares acquired pursuant to the exercise of an Incentive Option after the expiration of (i) two years from the date of grant of the Incentive Option, and (ii) one year after the transfer of the shares to him (the “Waiting Period”) will generally recognize a long-term capital gain or loss on the sale.

An Employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an “Early Disposition”) generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the Employee, short or long term, depending on the Employee’s holding period for the shares. If the shares are sold for less than the Incentive Option price, the Employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an Employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the Employee.

The grant of Nonqualified Options under the Amended Plan will not result in the recognition of any taxable income by the Employee. In addition, the transfer of Nonqualified Options granted under the Amended Plan by the Employee to the Employee’s immediate family members will not result in the recognition of any taxable income by the Employee at the time of the transfer. An Employee will recognize ordinary income on the date of exercise of the Nonqualified Option (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) equal to the excess, if any, of (i) the fair market value of the shares received on exercise (determined as of the exercise date), over (ii) the exercise price. The tax basis of these shares received on exercise of the Nonqualified Options (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) for purposes of a subsequent sale of the shares is equal to the sum of (i) the Nonqualified Option price paid for the shares and (ii) the ordinary income recognized on exercise of the Nonqualified Option (i.e., the fair market value of the shares on the exercise date). The income reported by the Employee on exercise of a Nonqualified Option (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) is subject to federal income tax and employment tax withholding.

Generally, the Company will be entitled to a deduction in the amount reportable as income by the Employee on the exercise of a Nonqualified Option (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) in the year in which the Employee reports such income, subject to the $1,000,000 per year per Employee compensation deduction limitation for covered employees as discussed hereinabove.

Bonus Awards, Performance Grants and Stock Equivalent Units paid in cash generally result in taxable income to the recipient and a compensation deduction by the Company at the time the cash payment is made. Bonus Awards and Performance Grants paid in shares of Common Stock result in taxable income to the recipient at the fair market value of the Common Stock on the date of transfer and result in a corresponding compensation deduction for the Company. Bonus Awards, Performance Grants and Stock Equivalent Units are subject to federal income and employment tax withholding.

Restricted Stock Awards are not subject to taxation at the time of grant because the shares are subject to forfeiture if the vesting criteria are not met. Accordingly, the Company is not entitled to a compensation deduction at that time. When the Restricted Stock vests the employee will have taxable income based upon the fair market value on the date vesting occurs. The Company will then be entitled to a corresponding compensation deduction.

Plan Benefits

As set forth under the caption “Stock Options” above, during 2003 no stock options were granted to the Named Executive Officers. Performance units were granted in 2003 as set forth under the caption “Long-term Incentive Plan” above. With respect to restricted stock, stock options and performance units granted in 2004 to the Named Executive Officers, see the table appearing above in the “Report of the Compensation Committee.” The Company is not currently able to determine the amount of Awards that will be received in the future by any of the persons eligible to receive an Award under the Amended Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND AND RE-APPROVE THE SERVICE CORPORATION INTERNATIONAL AMENDED 1996 INCENTIVE PLAN.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all required Form 3, 4 and 5 reports for transactions occurring in 2003 were timely filed.

Proxy Solicitation

In addition to solicitation by mail, further solicitation of proxies may be made by mail, facsimile, telephone, telegraph or oral communication following the original solicitation by directors, officers and regular employees of the Company who will not be additionally compensated therefor, or by its transfer agent. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners. In addition, the Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies from shareholders generally in connection with the Annual Meeting of Shareholders. Such solicitations may be by mail, facsimile, telephone, telegraph or personal interview. The fee of such firm is not expected to exceed $12,000 plus reimbursement for reasonable expenses.

Other Business

The Board of Directors of the Company is not aware of other matters to be presented for action at the Annual Meeting of Shareholders; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment.

Submission of Shareholder Proposals

Any proposal to be presented by a shareholder at the Company’s 2005 Annual Meeting of Shareholders scheduled to be held on May 12, 2005 must be received by the Company by December 10, 2004, so that it may be considered by the Company for inclusion in its proxy statement relating to that meeting.

Pursuant to the Company’s Bylaws, any holder of Common Stock of the Company desiring to bring business before the Company’s 2005 Annual Meeting of Shareholders scheduled to be held on May 12, 2005 in a form other than a shareholder proposal in accordance with the preceding paragraph must give advance written notice in accordance with the Bylaws that is received by the Company, addressed to the Secretary, no earlier than January 13, 2005 and no later than February 2, 2005. Any notice pursuant to this or the preceding paragraph should be addressed to the Secretary of the Company, 1929 Allen Parkway, P.O. Box 130548, Houston, Texas 77219-0548.

To avoid unnecessary expense, please return your proxy regardless of the number of shares that you own. Simply date, sign and return the enclosed proxy in the enclosed business reply envelope. Thank you.

Service Corporation International

1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

April 9, 2004

APPENDIX A

SERVICE CORPORATION INTERNATIONAL

AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including over viewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting, disclosure and financial controls, the annual independent audit of the Company’s financial statements and the Company’s legal compliance and ethics program as established by management and the Board.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

The following functions shall be performed on a recurring basis by the Committee in carrying out its oversight responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate, given the circumstances.

•	The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended by No. 89 and No. 90.

•	The Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission, the results of their quarterly review in accordance with SAS No. 100, and the matters required to be discussed by SAS No. 61; this review will occur prior to the release of quarterly earnings and prior to the Company’s filing of the Form 10-Q.

•	The Committee shall review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained SAS No. 50 letters.

•	The Committee shall review with management and the outside auditors the effect of regulatory and accounting initiatives on the Company’s financial statements.

•	The Committee shall meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	The Committee shall review major changes to the Company’s auditing and accounting principles and practices as suggested by the outside auditors, internal auditors or management.

•	The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

•	The Committee shall review the activities, organizational structure and effectiveness of the internal audit function and concur in the appointment replacement, reassignment, or dismissal of the director of internal audit. The Committee shall review the significant reports to management prepared by the internal audit department and management’s responses.

•	The Committee shall review the program for monitoring compliance with the code of conduct and periodically obtain updates from management and general counsel regarding compliance.

•	The Committee shall review with management and the outside auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

•	The Committee shall advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•	The Committee shall meet at least quarterly with the Chief Financial Officer and Corporate Controller, the director of internal audit and the outside auditors in separate executive sessions, to discuss any matter the Audit Committee believes should be discussed privately.

•	The Committee shall ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis.

•	The Committee shall review with the outside auditors any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include: (1) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; (2) any changes required in the planned scope of the internal audit; and (3) the internal audit department responsibilities and staffing.

•	The Committee shall review, with the Company’s legal counsel, any legal matters that could have a significant impact on the Company’s financial statements.

•	The Committee shall review the policies and procedures in effect for considering officers’ expenses and perquisites.

•	The Committee shall:

•	request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Boards Standard Number 1;

•	discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors’ independence; and

•	recommend that the Board take appropriate action in response to the outside auditors’ report to satisfy itself of the auditors’ independence.

•	The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors.

•	The Committee shall review the experience and qualifications of the senior members of the outside auditors and the quality control procedures of the outside auditors.

•	The Committee shall meet with the outside auditors prior to the audit to review the planning and staffing of the audits.

•	The Committee shall pre-approve the fees to be paid to the outside auditors for audit services. The Committee’s Chairman is authorized to pre-approve such fees, subject to the entire Committee’s approval at the next Committee meeting.

•	The Committee shall pre-approve the retention of the outside auditors for any non-audit service and the fee for such service.

•	The Committee shall evaluate the performance of the outside auditors and whether it is appropriate to adopt a policy of rotating outside auditors on a regular basis. If so determined by the Committee, the Committee should recommend to the Board the replacement of the outside auditors.

•	The Committee shall recommend to the Board guidelines for the Company’s hiring of employees of the outside auditors who were engaged on the Company’s account.

•	The Committee shall review with the Company’s outside audit team the issues on which the outside audit team consulted with their national office.

•	The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	The proceedings of all meetings will be documented in minutes, which will be approved by the Audit Committee and presented at meetings of the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the laws and regulations and the Company’s compliance policies.

APPENDIX B

SERVICE CORPORATION INTERNATIONAL

AMENDED 1996 INCENTIVE PLAN

ARTICLE I

PLAN

1.1     Purpose. The Service Corporation International Amended 1996 Incentive Plan is intended to provide a means whereby certain Employees of the Company and its Affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain Employees Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Bonus Awards, Restricted Stock Awards, Stock Equivalent Units and Performance Grants, subject to the terms of the Plan.

1.2     Effective Date of Plan. The Service Corporation International 1996 Incentive Plan was effective February 15, 1996. The Plan shall be effective May 13, ~~1999~~2004 if it shall have been approved by at least a majority vote of shareholders voting in person or by proxy with respect to the Plan at a duly held shareholders’ meeting. No Award shall be granted pursuant to the Plan after May 13, ~~2009~~2014.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1     “Affiliate” means any parent corporation and any subsidiary corporation. The term “parent corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.2     “Award” means an award or grant made to an Employee under Articles V through IX herein.

2.3     “Award Agreement” means the written agreement provided in connection with an Award setting forth the terms and conditions of the Award. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan.

2.4     “Board of Directors” or “Board” means the board of directors of the Company.

2.5     “Bonus Award” means an Award, denominated in cash or in Stock, made to an Employee under Article VI which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

2.6     “Change of Control” means the happening of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common

Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control under this subsection (a): (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this definition of “Change of Control” are satisfied; or

(b) Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by (A) a vote of at least a majority of the directors then comprising the Incumbent Board, or (B) a vote of at least a majority of the directors then comprising the Executive Committee of the Board at a time when such committee was comprised of at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board pursuant to clause (A) of this subsection (b), shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person

(excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

2.7     “Code” means the Internal Revenue Code of 1986, as amended.

2.8     “Committee” means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall at all times consist solely of two or more members of the Board of Directors, and all members of the Committee shall be both Disinterested Persons and Outside Directors.

2.9     “Company” means Service Corporation International, a Texas corporation.

2.10     “Disability” means the inability of the Employee to perform his or her duties as an employee on a full-time basis as a result of incapacity due to mental or physical illness which continues for more than one year after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

2.11     “Disinterested Person” means a “Non-Employee Director” as that term is defined in Rule 16b-3 under the Exchange Act.

2.12     “Employee” means a key employee employed by the Company or any Affiliate to whom an Award is granted.

2.13     “Fair Market Value” of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the Nasdaq National Market; or (c) if the Stock is not listed on the Nasdaq National Market, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or that amount as determined by the Committee.

2.14     “Incentive Option” means an Option granted under the Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.

2.15     “Nonqualified Option” means an Option granted under the Plan other than an Incentive Option.

2.16     “Option” means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

2.17     “Outside Director” means a member of the Board of Directors serving on the Committee who satisfies the requirements of Section 162(m) of the Code.

2.18     “Performance Grant” means an Award, denominated in cash or in Stock, made to an Employee under Article IX which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

2.19     “Plan” means the Service Corporation International Amended 1996 Incentive Plan, as set out in this document and as it may be amended from time to time.

2.20     “Restricted Stock” means shares of Stock issued as an Award and subject to restrictions and conditions pursuant to Article VII.

2.21     “Stock” means the common stock of the Company, $1.00 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

2.22     “Stock Equivalent Unit” means an Award made to an Employee under Article VIII that entitles the Employee to receive an amount in cash equal to the Fair Market Value of one share of Stock on the date of redemption of such Stock Equivalent Unit, and which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

2.23     “10% Shareholder” means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

ARTICLE III

ELIGIBILITY

The individuals who shall be eligible to receive Awards shall be those Employees as the Committee shall determine from time to time. However, no non-Employee director shall be eligible to receive any Award or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if receipt of it would cause the individual not to be a Disinterested Person or Outside Director.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1     Authority to Grant Awards. The Committee may grant Awards to those Employees as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the amount of any Award and the number of shares of Stock to be covered by any Award to be granted to an Employee shall be as determined by the Committee. Except for Bonus Awards, each Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. Except as otherwise provided herein, no Award granted pursuant to the Plan shall vest in whole or in part in less than six months after the date the Award is granted. An Employee who has received an Award in any year may receive an additional Award or Awards in the same year or in subsequent years. After considering the effects of any action on Section 162(m) of the Code, the Committee may, in its discretion, waive or accelerate any restrictions to which the Options, Restricted Stock Awards and Stock Equivalent Units may be subject; provided, however that the Committee may not alter, amend or modify pre-established performance based criteria to which any Award may be subject.

4.2     Dedicated Shares. The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 24,000,000 shares. The shares of Stock may be treasury shares or authorized but unissued shares. The maximum number of shares of Stock and Stock Equivalent Units with respect to which Awards may be granted during the life of the Plan as Bonus Awards payable in stock, Restricted Stock Awards, Stock Equivalent Units, and Performance Grants payable in stock is an aggregate of 2,000,000 shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

In the event that any Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to that Award may again be subject to an Award under the Plan.

4.3     Non-Transferability. Except as otherwise determined by the Committee in compliance with Rule 16b-3 under the Exchange Act, the Awards granted hereunder shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the

Employee’s lifetime, only by the Employee. The Committee may grant Awards that are transferable, without payment of consideration, to immediate family members of the Employee; the Committee may also amend outstanding Awards to provide for such transferability. A transfer of a Nonqualified Option pursuant to this Section may only be effected by the Company at the written request of an Employee and shall become effective only when recorded in the Company’s record of outstanding Nonqualified Options. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option may be subsequently transferred by the transferee only by will or the laws of descent and distribution or, without payment of consideration, to immediate family members of the Employee. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Employee hereunder, as if no transfer had taken place. As used herein, “immediate family members” shall mean with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests. With respect to all options outstanding under the Service Corporation International 1996 Incentive Plan which prior to the effective date of this Plan have been approved to be or become transferable to immediate family members, such options are hereby amended to be transferable to immediate family members pursuant to and in accordance with the provisions of this Section 4.3.

4.4     Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.

4.5     Changes in the Company’s Capital Structure.

(a) The existence of the Plan and the Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b) In the event of any change in the outstanding shares of Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, liquidation, rights offering, share offering, reorganization, combination or exchange of shares, a sale by the Company of all of part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of shares of Stock available for Awards, such adjustment may be made by the Committee subject to Section 162(m) of the Code, and shall be final, conclusive and binding for all purposes of the Plan.

4.6     Termination of Employment. Except as specifically provided herein, the Committee shall set forth in the Award Agreement the status of any Award or shares of Stock underlying any Award upon the termination of the Employee’s employment for any reason.

4.7     Election Under Section 83(b) of the Code. No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to the Employee under the Plan.

4.8     Change of Control. Upon a Change of Control:

(a) all outstanding Options shall become immediately exercisable to the full extent of the grant. From and after a Change of Control, Nonqualified Options shall remain exercisable for the lesser of (x) the balance of their original term and (y) (i) six months and one day after termination of an Employee’s employment other than due to death, Disability or retirement at or after age 55 or (ii) one year after termination of an Employee’s employment due to death, Disability or retirement at or after age 55. From and after a Change of Control, Incentive Options shall remain exercisable for three months after termination of an Employee’s employment;

(b) all Bonus Awards shall become immediately payable to the fullest extent of the Award regardless of whether the Measurement Period (hereinafter defined) upon which it is based has been completed;

(c) all forfeiture restrictions and forfeiture restriction periods with respect to Restricted Stock Awards shall expire immediately;

(d) all Stock Equivalent Units shall be redeemed by the Company on the twentieth business day after the Change of Control at a price per Stock Equivalent Unit equal to the Fair Market Value per share of the Stock on the date prior to the date of redemption; and

(e) all Performance Grants shall become immediately payable to the fullest extent of the Award regardless of whether the Performance Cycle (hereinafter defined) upon which it is based has been completed.

ARTICLE V

OPTIONS

5.1     Type of Option. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option.

5.2     Option Price. The price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted or (b) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share. In the case of any 10% Shareholder, the price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 110% of the Fair Market Value per share of Stock on the date the Incentive Option is granted or (b) the per share par value of the Stock on the date the Incentive Option is granted.

The price per share at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted or (b) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share.

5.3     Duration of Options. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Shareholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

5.4     Amount Exercisable. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

5.5     Exercise of Options. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (a) cash, check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option Price of the shares, (b) if acceptable to the Company, Stock at its Fair Market Value equal to the Option Price of the shares on the date of exercise, (c) an executed attestation form acceptable to the Company attesting to ownership of Stock at its Fair Market Value equal to the Option Price of the shares on the date of exercise and/or (d) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Employee certificates for the number of shares with respect to which the Option has been exercised, issued in the Employee’s name. If shares of Stock are used in payment, the Fair Market Value of the shares of Stock tendered must be less than the Option Price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the optionee, at the address specified by the Employee.

Whenever an Option is exercised by exchanging shares of Stock owned by the Employee, the Employee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Employee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by the Company or a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

5.6     Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

5.7     No Rights as Stockholder. No Employee shall have any rights as a shareholder with respect to Stock covered by an Option until the date a stock certificate is issued for the Stock.

5.8     Limitations. The maximum number of Options which may be awarded under this Article V during the term of the Plan shall be 24,000,000 shares, and the maximum number of Options which may be awarded to any Employee under this Article V during the term of the Plan shall be 24,000,000 shares.

ARTICLE VI

BONUS AWARDS

6.1     Bonus Awards and Eligibility. The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Bonus Award if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Bonus Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

6.2     Establishment of Bonus Award. The Committee shall determine the terms of the Bonus Award, if any, to be made to an Employee for each measurement period selected by the Committee which shall not be greater than one year (the “Measurement Period”). The Committee shall have the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goals are attained.

6.3     Criteria for Performance Goals. The performance goals shall be pre-established by the Committee in accordance with Section 162(m) of the Code and regulations issued thereunder. Performance goals determined by the Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or return on equity.

6.4     Committee Certification. The Committee must certify in writing that a performance goal has been met prior to payment to any Employee of the Bonus Award by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Bonus Award, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

6.5     Payment and Limitations. Bonus Awards shall be paid on or before the 90th day following both (a) the end of the Measurement Period, and (b) certification by the Committee that the performance goals and any other material terms of the Bonus Award and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Bonus Award may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.

The maximum amount which may be paid to any Employee pursuant to one or more Bonus Awards under this Article VI for any single Measurement Period shall not exceed $3,000,000; and the maximum amount of any Bonus Awards payable to any one Employee in any calendar year shall not exceed $4,000,000.

~~[6.6 Termination of Employment During Measurement Period. If an Employee’s employment with the Company and all Affiliates terminates during a Measurement Period (other than in connection with or within one year after a Change of Control), he shall not be entitled to any payment under this Article VI for that Measurement Period.]~~

ARTICLE VII

RESTRICTED STOCK

7.1     Restricted Stock Awards and Eligibility. The Committee, in its sole discretion, may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of shares of Stock to be issued to the Employee, the consideration for such shares, forfeiture restrictions and forfeiture restriction periods, performance criteria, if any, and other rights with respect to the shares.

7.2     Issuance of Restricted Stock. Upon the grant of a Restricted Stock Award to an Employee, issuance of the stock certificate shall be made in the name of the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. Stock certificates evidencing shares of Restricted Stock pending the lapse of restrictions shall bear a legend making appropriate reference to the restrictions imposed. Upon the grant of a Restricted Stock

Award, the Employee may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

7.3     Voting and Dividend Rights. The Employee shall have the right to receive dividends during any forfeiture restriction period, to vote the Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Employee shall not be entitled to delivery of the stock certificate until any forfeiture restriction period shall have expired, (ii) the Company shall retain custody of the stock certificate during the forfeiture restriction period, and (iii) the Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during any forfeiture restriction period.

ARTICLE VIII

STOCK EQUIVALENT UNITS

8.1     Stock Equivalent Units and Eligibility. The Committee, in its sole discretion, may grant Stock Equivalent Units to certain Employees of the Company. In determining which Employees shall be eligible for an Award of Stock Equivalent Units, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the committee deems relevant in accomplishing the purposes of the Plan. Awards of Stock Equivalent Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of units, performance criteria, if any, and terms of redemption of the Stock Equivalent Units (whether in connection with the termination of employment or otherwise).

8.2     Voting and Dividend Rights. No Employee shall be entitled to any voting rights or to receive any dividends with respect to any Stock Equivalent Units.

8.3     Redemption of Stock Equivalent Units. The Committee shall provide in each Award Agreement pertaining to Stock Equivalent Units a procedure for the redemption by the Company of the Stock Equivalent Units. The amount to be paid in cash to an Employee upon redemption of each Stock Equivalent Unit shall be the Fair Market Value of one share of Stock on the date of redemption.

8.4     Valuation of Stock Equivalent Units. Each Stock Equivalent Unit shall be initially valued at the Fair Market Value of one share of Stock on the date the Stock Equivalent Unit is granted. The value of each Stock Equivalent Unit shall fluctuate with the daily Fair Market Value of one share of Stock. Payment for redemption of Stock Equivalent Units shall be made to the Employee subject to the other applicable provisions of the Plan, including, but not limited to, all legal requirements and tax withholding.

8.5     Limitations. The maximum number of Stock Equivalent Units which may be awarded to any Employee under this Article VIII during the term of the Plan shall be 400,000 units.

ARTICLE IX

PERFORMANCE GRANTS

9.1     Performance Grants and Eligibility. The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Performance Grant if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Performance Grant, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

9.2     Establishment of Performance Grant. The Committee shall determine the terms of the Performance Grant, if any, to be made to an Employee for a period in excess of one year designated by the Committee (the “Performance Cycle”). The Committee shall have the discretion to make downward adjustments to Performance Grants otherwise payable if the performance goals are attained.

9.3     Criteria for Performance Goals. The performance goals shall be pre-established by the Committee in accordance with Section 162(m) of the Code and regulations issued thereunder. Performance goals determined by the Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or return on equity.

9.4     Committee Certification. The Committee must certify in writing that a performance goal has been met prior to payment to any Employee of the Performance Grant by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Performance Grant, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

9.5     Payment and Limitations. Performance Grants shall be paid on or before the 90th day following both (a) the end of the Performance Cycle, and (b) certification by the Committee that the performance goals and any other material terms of the Performance Grant and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Performance Grant may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.

The maximum amount which may be paid to any Employee pursuant to one or more Performance Grants under this Article IX for a Performance Cycle shall not exceed $3,000,000.

~~[9.6 Termination of Employment During Performance Cycle. If an Employee’s employment with the Company and all Affiliates terminates during a Performance Cycle (other than in connection with or within one year after a Change of Control), he shall not be entitled to any payment under this Article IX for that Performance Cycle.]~~

ARTICLE X

ADMINISTRATION

The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards granted thereunder shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a) determine the Employees to whom and the time or times at which Awards will be made,

(b) determine the number of shares and the purchase price of Stock covered in each Award, subject to the terms of the Plan,

(c) determine the terms, provisions and conditions of each Award, which need not be identical,

(d) define the effect, if any, on an Award of the death, Disability, retirement, or termination of employment of the Employee,

(e) subject to Article XI, adopt modifications and amendments to the Plan or any Award Agreement, including, without limitation, any modifications or amendments that are necessary to comply with the laws of the countries in which the Company or its Affiliates operate,

(f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and

(g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

ARTICLE XI

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under the Exchange Act, no amendment that would (a) materially increase the number of shares of Stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company’s shareholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of Employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE XII

MISCELLANEOUS

12.1     No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under the Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

12.2     No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

12.3     Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the cash payment of a Performance Grant, Bonus Award or redemption of a Stock Equivalent Unit, or issuance of Stock in payment of Restricted Stock, a Performance Grant or a Bonus Award. In the alternative, the Company may require the Employee (or other person exercising the Option or receiving Stock) to pay the sum directly to the employer corporation. If the Employee (or other person exercising the Option or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after (a) the date of exercise, or (b) notice of the Committee’s decision to pay all or part of a Performance Grant or Bonus Award in Stock, whichever is applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee’s decision to pay all or part of the Performance Grant or Bonus Award in Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Stock is sufficient to cover all sums due with respect to that exercise or issuance of Stock. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporations will be required to withhold. The Committee may, in its discretion, provide in any Award Agreement that the Employee is entitled to receive a cash payment from the Company in addition to, but not in lieu of, shares of Stock received pursuant to any Award for the purpose of offsetting the tax liability, determined in the discretion of the Committee, on the issuance of the shares.

12.4     Indemnification of the Committee and the Board of Directors. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company to the fullest extent allowed under the Texas Business Corporation Act.

12.5     Gender. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.

12.6     Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

12.7     Other Compensation Plans. The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

12.8     Other Awards. The grant of an Award shall not confer upon the Employee the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Employees, or the right to receive future Awards upon the same terms or conditions as previously granted.

12.9     Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

ò DETACH PROXY CARD HERE ò

Please mark, sign, date and
return this proxy promptly	☒
using the enclosed envelope.	Votes MUST be indicated
(x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS. (The Board recommends a vote FOR all of the nominees).	FOR	AGAINST	ABSTAIN

FOR ALL	☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS	☐	2.	Approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants	☐	☐	☐
							for fiscal 2004. (The Board recommends a
Nominees:	Alan R. Buckwalter, III, S. Malcolm Gillis,						vote FOR this proposal).
	B. D. Hunter, Victor L. Lund,
	John W. Mecom, Jr. and Thomas L. Ryan.					3.	Approval of a proposal to amend and re-approve the Amended 1996 Incentive Plan. (The Board recommends a vote FOR this proposal).	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions:
							To change your address, please mark this box.			☐

SCAN LINE

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement
Please sign exactly as the name appears hereon. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

Date	Share Owner sign here	Co-Owner sign here

SERVICE CORPORATION INTERNATIONAL

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For The Annual Meeting of Stockholders May 13, 2004

     The undersigned hereby appoints Robert L. Waltrip, Jeffrey E. Curtiss and James M. Shelger, and each or any of them as attorneys, agents and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of Service Corporation International (the “Company”) to be held in the Newmark Group Auditorium, American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas 77090 on Thursday, May 13, 2004, at 10:00 a.m., Houston time, and any adjournment(s) thereof, and to vote thereat the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated below and on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of directors, FOR approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants and FOR a proposal to amend and re-approve the Amended 1996 Incentive Plan.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SERVICE CORPORATION INTERNATIONAL P.O. BOX 11270 NEW YORK, N.Y. 10203-0270

(Continued and to be dated and signed on the reverse side.)